SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:
[ ] Preliminary Proxy Statement	[ ]	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))

[X]   Definitive Proxy Statement
[   ]   Definitive Additional Materials
[   ]   Soliciting Material Under Rule 14a-12

NewAlliance Bancshares, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Peyton R. Patterson	195 Church Street
Chairman, President,	New Haven, CT 06510
Chief Executive Officer	www.newalliancebank.com

March 10, 2006

To the Shareholders of
NewAlliance Bancshares, Inc.:

          You are cordially invited to attend the NewAlliance Bancshares, Inc. Annual Meeting of Shareholders to be held on Tuesday, April 11, 2006, at 10:00 a.m., at the Crowne Plaza Hotel (formerly the Radisson Hotel & Conference Center), 100 Berlin Road, Cromwell, Connecticut 06416.

          At the Annual Meeting, you will be asked to: (i) elect five directors to serve for three-year terms; (ii) ratify the appointment of PricewaterhouseCoopers, LLP as our independent auditors for the current year; and (iii) transact any other business that properly comes before the Annual Meeting or at any adjournment of the meeting.

          The Board of Directors unanimously recommends that you vote FOR the election of all the Board’s nominees for election as directors and FOR the ratification of our independent auditors. We encourage you to read the accompanying Proxy Statement, which provides information regarding NewAlliance and the matters to be voted on at the Annual Meeting. We have also enclosed copies of our 2005 Annual Report to Shareholders and our Annual Report on Form 10-K.

          It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, you may vote your common shares via a toll-free telephone number or on the internet or you may complete, date, sign and return the enclosed proxy card in the enclosed postage paid envelope. If you attend the meeting and prefer to vote in person, you may do so. If your shares are registered in your own name, and you intend to attend the Annual Meeting in person, please check the appropriate box on the attached proxy card. If your shares are owned in the name of your broker or other representative, a Response Card is enclosed; if you intend to attend the Annual Meeting please send the Response Card back to us and bring the attached Admission Card with you to the Annual Meeting.

Sincerely,

Peyton R. Patterson

NewAlliance Bancshares, Inc.
195 Church Street
New Haven, Connecticut 06510
(203) 789-2814

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 11, 2006

To the Shareholders of
NewAlliance Bancshares, Inc.

          The 2006 Annual Meeting of Shareholders of NewAlliance Bancshares, Inc. will be held on Tuesday, April 11, 2006, at 10:00 a.m., local time, at the Crowne Plaza Hotel (formerly the Radisson Hotel & Conference Center), 100 Berlin Road, Cromwell, Connecticut 06416, for the following purposes:

1.	To elect five directors to serve until the 2009 Annual Meeting of Shareholders (Proposal 1);

2.	To ratify the appointment of PricewaterhouseCoopers, LLP as our independent auditors for the fiscal year ending December 31, 2006 (Proposal 2); and

3.	To transact any other business that properly comes before the Annual Meeting or at any adjournment of the meeting, in accordance with the determination of a majority of our board of directors.

          Shareholders of record at the close of business on Friday, March 3, 2006 will be entitled to vote at the annual meeting or at any adjournment of the annual meeting.

          Our board hopes that you will attend the meeting. Whether or not you plan to attend, please complete, date, sign and return the enclosed proxy card in the accompanying envelope. Your prompt response will greatly facilitate arrangements for the meeting, and your cooperation will be appreciated.

By Order of the Board of Directors,

Peyton R. Patterson
Chairman, President and Chief Executive Officer

New Haven, Connecticut
March 10, 2006

IT IS IMPORTANT THAT YOU VOTE PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE YOUR COMMON SHARES VIA THE TOLL-FREE TELEPHONE NUMBER LISTED ON THE PROXY CARD, THE INTERNET OR BY MAIL.

NewAlliance Bancshares, Inc.
195 Church Street
New Haven, Connecticut 06510
(203) 789-2814

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 11, 2006

SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

          This proxy statement is being furnished to our shareholders as part of the solicitation of proxies by our Board of Directors for use at the 2006 Annual Meeting of Shareholders and at any adjournment of the meeting. The Annual Meeting will be held on Tuesday, April 11, 2006, at 10:00 a.m., local time, at the Crowne Plaza Hotel (formerly the Radisson Hotel & Conference Center), 100 Berlin Road, Cromwell, Connecticut 06416. The proxy statement, together with the enclosed proxy card, is being mailed or given to shareholders on or about March 10, 2006.

          The Annual Meeting has been called for the following purposes: (i) to elect five directors to serve until the 2009 Annual Meeting of Shareholders (Proposal 1); (ii) to ratify the appointment of PricewaterhouseCoopers, LLP as our independent auditors of NewAlliance for the year ending December 31, 2006 (Proposal 2); and (iii) to transact any other business that properly comes before the Annual Meeting or at any adjournment of the meeting.

          If you vote using the enclosed proxy, your shares will be voted in accordance with the instructions indicated. Executed but unmarked proxies will be voted FOR the election of the Board’s nominees as directors and FOR the ratification of the appointment of our independent auditors. Except for procedural matters incident to the conduct of the Annual Meeting, the Board of Directors does not know of any matters other than those described in the Notice of Annual Meeting that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote the shares represented by such proxy on such matters as determined by a majority of the Board of Directors. The proxies confer discretionary authority to vote on any matter of which we did not have notice at least 30 days prior to the date of the Annual Meeting.

          Your presence at the Annual Meeting will not automatically revoke your proxy. You may, however, revoke a proxy at any time before it is voted, as follows:

•	Deliver either a written notice of revocation of the proxy or a duly executed proxy bearing a later date to Judith E. Falango, Vice President, Corporate Communications, at (203) 789-2814 or (800) 892-2096, NewAlliance Bank, 195 Church Street, New Haven, Connecticut 06510. Ms. Falango can be reached by email at: jfalango@newalliancebank.com;

•	Re-vote by telephone or on the internet; or

•	Attend the Annual Meeting and vote in person.

          The cost of soliciting proxies for the Annual Meeting will be borne by us. In addition to use of the mails, proxies may be solicited personally or by telephone or telecopy by directors, officers and employees, who will not be specially compensated for such activities. We also will request persons, firms and companies holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from those beneficial owners and we will reimburse those holders for any reasonable expenses that they incur.

          We have retained Morrow & Co., Inc., a professional proxy soliciting firm, to assist in the solicitation of proxies for a fee of $5,000, plus reimbursement of certain out-of-pocket expenses. Morrow & Co., Inc. will answer any inquiries from our shareholders about this proxy statement, the proxies, the Annual Meeting and how to vote your shares. If you need additional copies of the proxy material or have any questions, you should contact:

Morrow & Co., Inc.
470 West Avenue
Stamford, CT 06902

          Shareholders, please call: (800) 607-0088. Banks and brokerage firms, please call: (800) 654-2468. All others, please call (collect): (203) 658-9400.

Who Can Vote

          You will be entitled to vote your shares of NewAlliance common stock at the Annual Meeting if you were a shareholder of record at the close of business on March 3, 2006. As of that date, there were approximately 12,375 holders of record of the 110,172,326 shares of common stock outstanding and entitled to vote at the meeting. You are entitled to one vote on each proposal voted on at the meeting for each share of common stock that you held on March 3, 2006. There is no cumulative voting.

Voting

          If you hold your common stock in your own name and not through a broker or another nominee, you may vote your shares of common stock as follows:

•	Call the toll-free telephone number listed on the proxy card;

•	Access the internet website listed on the proxy card;

•	Sign, date and mail the proxy card in the enclosed postage-paid envelope; or

•	Attend the Annual Meeting and vote in person.

          If your common stock is held by a broker, bank or other nominee (i.e., in street name), you should receive instructions from that person or entity that you must follow in order to have your shares of common stock voted. You will also be able to vote your shares by telephone or internet.

          Whichever of these methods you select to transmit your instructions, the proxy holders will vote your common stock in accordance with your instructions. If you submit a proxy without specific voting instructions, your proxy will be voted by the proxy holders as recommended by the Board of Directors. If you have questions regarding the voting of your shares, please call our proxy solicitor, Morrow & Co, Inc. at the number listed above.

          Vote by Telephone

          You can vote your shares of common stock by telephone by calling the toll-free telephone number printed on your proxy card. Telephone voting is available 24 hours a day until 11:59 p.m. Eastern Daylight Time on April 10, 2006. Easy-to-follow voice prompts allow you to vote your shares of common stock and confirm that your instructions have been properly recorded. If you vote by telephone, you do not need to return your proxy card.

          Vote by Internet

          You can also choose to vote your shares via the internet. The website for internet voting is printed on your proxy card. Internet voting is available 24 hours a day until 11:59 p.m. Eastern Daylight Time on April 10, 2006. As with telephone voting, you will be given the opportunity to confirm that your instructions have been properly recorded. If you vote via the internet, you do not need to return your proxy card.

          Vote by Mail

          You can vote by mail by signing, dating and returning the enclosed proxy card in the enclosed postage paid envelope.

          Quorum

          The presence, in person or by proxy, of a majority of the total number of outstanding shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting for the election of directors and the ratification of the appointment of our independent auditor.

          Votes Required

          The number of votes required to approve the proposals that are scheduled to be presented at the meeting is as follows:

Proposal	Required Vote

1. Election of five directors	For each nominee, a plurality of the votes cast for such nominee.

2. Ratification of the appointment of our independent auditor	A majority of the votes cast for the proposal.

Shareholders’ votes will be tabulated by the person appointed by the Board of Directors to act as inspector of election for the Annual Meeting.

          Abstentions and Broker Non-Votes

          Abstentions and broker non-votes will be treated as shares that are present, or represented, and entitled to vote for purposes of determining the presence of a quorum at the Annual Meeting. Broker non-votes will not be counted as a vote cast on any matter presented at the Annual Meeting. Abstentions will not be counted in determining the number of votes cast in connection with any matter presented at the Annual Meeting.

          Copies of our Annual Report to Shareholders and our Annual Report on Form 10-K for the fiscal year ended December 31, 2005 accompany this Proxy Statement. We are required to file the Annual Report on Form 10-K with the Securities and Exchange Commission (the “SEC”). You may also view our 2005 Annual Report to Shareholders and our Annual Report on Form 10-K on our website: www.newalliancebank.com/about/investor.aspx.

GOVERNANCE OF NEWALLIANCE

General

          On April 1, 2004, New Haven Savings Bank converted from a mutual to stock form of organization, and became a wholly-owned subsidiary of NewAlliance Bancshares. NewAlliance Bancshares is the holding company for NewAlliance Bank.

          The Board of Directors oversees the business affairs and management of NewAlliance Bancshares. The Board currently consists of 13 members, only one of whom, our Chairman, President and Chief Executive Officer, is a member of management. The Chair of the Governance Committee serves as the Lead Director and presides at private executive sessions attended only by the independent directors of the Bank, which are held at least quarterly.

          The Governance Committee of the Board of Directors assists the Board in the development and oversight of corporate governance policies and practices, Board composition, director nominations, the annual evaluation of the performance of the Board of Directors and its committees, and related matters. The Governance Committee consists of four directors, each of whom is “independent” in accordance with the rules of the New York Stock Exchange (the

“NYSE”) and NewAlliance’s Corporate Governance Guidelines. The Governance Committee operates under a Governance Committee Charter and Guidelines, each of which can be found on our website under www.newalliancebank.com/about/investor.aspx. These documents can also be requested in print by calling or writing to Judith E. Falango, Vice President, Corporate Communications, at (203) 789-2814 or (800) 892-2096, NewAlliance Bank, 195 Church Street, New Haven, Connecticut 06510. Ms. Falango can be reached by email at: jfalango@newalliancebank.com.

Independence of NewAlliance’s Board of Directors and Members of Its Committees

          It is the policy of the Board of Directors that a majority of its directors be independent within the meaning of applicable laws and regulations, the listing standards of the NYSE and our Corporate Governance Guidelines. The Governance Committee reviews the independence of Board members on an ongoing basis and, at least once a year, makes a determination of each director’s independence against the independence criteria and delivers a report to the Board.

          Our Board of Directors has affirmatively determined that all of the directors nominated for re-election at the Annual Meeting, with the exception of Peyton R. Patterson, our Chairman, President and Chief Executive Officer, and all of the directors whose terms continue, are independent. Our Board has also affirmatively determined that three of the Board’s committees, the Audit, Compliance and CRA Committee, the Compensation Committee, and the Governance Committee, are comprised entirely of independent directors within the meaning of applicable laws and regulations, the listing standards of the NYSE and our Corporate Governance Guidelines.

Independence Standards

          The Governance Committee has established a Director Independence Determination Policy in order to make its determinations regarding independence of directors. For a director to be considered independent, the Committee must determine that the director has no material relationship with us, either directly or as a partner, shareholder or officer of an organization that has a relationship with us. The Committee has established the following guidelines to assist it in determining director independence in accordance with NYSE rules:

          1.          A NewAlliance director who is an employee, or whose immediate family member is an executive officer, of NewAlliance is not independent until three years after the end of the employment relationship.

          2.          A NewAlliance director who receives, or whose immediate family member receives (other than in a non-executive officer employee capacity), more than $100,000 per year in direct compensation from us (other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service)), is not independent until three years after he or she ceases to receive from us compensation in excess of $100,000 per year.

          3.          A NewAlliance director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of NewAlliance is not independent until three years after the end of the affiliation or the employment or auditing relationship.

          4.          A NewAlliance director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of our present executives serve on that company’s compensation committee is not independent until three years after the end of such service of the employment relationship.

          5.          A NewAlliance director who is currently an executive officer or an employee, or whose immediate family member is currently an executive officer, of a company that makes payments to or receives payments from us for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of the other company’s consolidated gross revenue, is not independent until three years after falling below such threshold.

          Under the Policy, the following “safe harbor” commercial or charitable relationships are not considered to be material relationships that would impair a director’s independence: (i) if a director is indebted to NewAlliance Bank or any of its affiliates, directly or indirectly through affiliates in an amount that would not exceed the loan limitations of Federal Reserve Board Regulation O; and (ii) if a NewAlliance director serves as an executive officer of a charitable organization, and NewAlliance’s discretionary charitable contributions to the organization are less than 2% of that organization’s annual revenue. A commercial relationship in which a director is an executive officer of another company that owns a common stock interest in NewAlliance will not be considered to be a material relationship which would impair a director’s independence. For relationships outside the safe harbor guidelines, the determinations of whether the relationship is material or not, and therefore whether a director is independent, is made by the Governance Committee.

Meetings of the Board of Directors and Its Committees

          Our Board of Directors meets on a monthly basis and may hold additional special meetings. During 2005, the Board of NewAlliance and/or NewAlliance Bank held 11 regular meetings, two strategic planning meetings and seven special meetings by telephone conference call. In addition, there were meetings during 2005 of the various committees of the Board of Directors. During 2005, each of our directors attended at least 75% of the meetings of the Board of Directors held while he or she was a member of the Board and at least 75% of the meetings held by all committees on which he or she served.

Director Attendance at Annual Meetings of Shareholders

          We have an informal policy encouraging each member of our Board to attend the Annual Meeting. We expect all of our directors to attend the Annual Meeting.

Committees of the Board of Directors

          The Board of Directors of NewAlliance Bancshares has three committees: the Audit, Compliance and CRA Committee, the Compensation Committee, and the Governance Committee. Each of those committees is a joint committee of NewAlliance and NewAlliance Bank and is comprised solely of independent directors within the meaning of the rules of the NYSE and the SEC. NewAlliance Bank has two additional committees, the Trust Committee and the Loan Committee. The Board of Directors may, by resolution, designate one or more additional committees.

          The Audit, Compliance and CRA Committee consists of Ms. Coady, Ms. Flanagan, Mr. Lyons and Mr. Woodson, with Mr. Lyons serving as Chair. The Audit, Compliance and CRA Committee, which operates under a charter, oversees the independent auditor relationship, the internal audit and compliance functions and Community Reinvestment Act performance. A copy of the Committee’s charter, which has been adopted by our Board of Directors, can be found in Appendix A to this Proxy Statement and is available on our website at www.newalliance.com. Additional copies can be obtained by writing or calling Ms. Falango at the address and telephone number appearing above under “General.” Each member of the Audit, Compliance and CRA Committee meets the independence requirements of the rules of the NYSE and the SEC. The Board has determined that each member of the Committee is financially literate and that Mr. Lyons and Ms. Coady are “audit committee financial experts,” as that term is defined by the SEC. The Audit, Compliance and CRA Committee met 11 times during 2005.

          The Compensation Committee consists of Messrs. Croweak, Grossi, Marziali and Woodson, with Mr. Grossi serving as Chair. The Compensation Committee oversees director and executive officer compensation and certain employee benefit plans. The Chair of the Compensation Committee leads the annual evaluation of the performance of the Chairman, President and Chief Executive Officer in accordance with performance objectives established at the start of the year and, in conjunction with the Lead Director, meets with the Chairman, President and Chief Executive Officer to provide feedback on the annual evaluation. The Compensation Committee has engaged outside advisors to assist in its deliberations, as appropriate. The Compensation Committee met 14 times during 2005. A copy of the Committee’s charter, which has been adopted by our Board of Directors, is available on our website at www.newalliance.com. Additional copies can be obtained by writing or calling Ms. Falango at the address and telephone number appearing above under “General.”

          The Governance Committee consists of Mr. Croweak, Mr. Marziali, Ms. McNamara and Mr. Zaccagnino, with Ms. McNamara serving as Chair. The Governance Committee is responsible for, among other things, developing, overseeing and regularly reviewing NewAlliance’s Corporate Governance Guidelines and related policies, establishing criteria for the recruitment of directors, making recommendations for the nomination of directors to the full Board, overseeing the annual self-assessment of the Board and its committees, and implementing any action plans for further enhancement of the Board’s effectiveness derived from discussions of the results of the self-assessment with the full Board. The Chair of the Governance Committee serves as Lead Director, in accordance with the NewAlliance Corporate Governance Guidelines. The Governance Committee met eight times during 2005.

          The Trust Committee consists of Ms. Coady, Mr. Rosenberg and Mr. Rossi, with Ms. Coady serving as Chair. The Trust Committee oversees the trust, securities brokerage and insurance activities of NewAlliance Bank and its subsidiaries. The Trust Committee met seven times during 2005.

          The Loan Committee consists of Ms. Flanagan and Messrs. Grossi, Lyons, Rossi and Zaccagnino, with Mr. Grossi serving as Chair. The Loan Committee reviews certain loans and related matters in accordance with NewAlliance Bank’s loan policy. The Loan Committee met 12 times during 2005.

Compensation of Directors

          During 2005, our non-employee directors were eligible to receive director fees set forth in the Board of Directors Compensation Schedule. These fees were determined by our Compensation Committee, reviewed by our Governance Committee with the assistance of an independent consulting firm, and approved by the Board of Directors. We paid each non-employee director an annual retainer of $23,000, paid in equal quarterly installments, plus fees ranging from $1,000 to $2,000 per meeting, depending on the length of each meeting, for attendance at board and committee meetings. We also paid to the chair of each of the Audit, Compliance and CRA Committee, the Compensation Committee and the Governance Committee an additional annual retainer of $8,000, $5,000 and $5,000, respectively. The Chair of the Governance Committee serves as our Lead Director, at no additional compensation. All other committee chairs were paid an additional $500 per meeting for attendance at committee meetings. For 2006, we increased the annual retainer payable to the chair of the Audit, Compliance and CRA Committee from $8,000 to $10,000.

          On June 17, 2005, our non-employee directors also received awards under the 2005 Long-Term Compensation Plan. The awards were determined by the Compensation Committee, which consulted with independent compensation and legal advisors and reviewed industry practice in determining these awards. Each non-employee director was granted an option to purchase 214,000 shares of our common stock at an exercise price of $14.39 per share. These options vested with respect to 40% of the original grant on December 30, 2005 and the remainder of the options will vest with respect to 20% of the original grant on the last business day of each of the years 2006, 2007 and 2008. Each non-employee director also received a restricted stock award consisting of 85,600 shares of common stock. The restrictions on each of these awards lapsed with respect to 15% of the shares on January 1, 2006; the restrictions on the remainder of these awards will lapse with respect to 15% of the shares on January 1 of each of the years 2007-2011 and with respect to the remaining 10% of the shares on January 1, 2012. In accordance with the plan, upon the retirement of a non-employee director, the unvested portions of all option grants will become fully vested and any remaining restrictions on all restricted stock awards will lapse.

Selection of Nominees for the Board of Directors

          The Governance Committee is responsible for identifying and recruiting director candidates. It submits recommendations with respect to the nomination of potential directors for consideration by the independent directors of the Board. Board candidates are selected based upon their character and track record of accomplishments in leadership roles as well as their professional and corporate experience, skills and expertise. The Board seeks to align Board composition with NewAlliance Bank’s strategic direction so that Board members bring skills, experience, and background that are relevant to the key strategic and operational issues that they will review, oversee, and approve. Community leadership and diversity are also important considerations in reviewing and selecting Board candidates. NewAlliance gives preference to those candidates who provide diversity to the Board, reside in the communities served by NewAlliance Bank and/or have demonstrated leadership in the community.

          When seeking Board candidates, the Governance Committee may solicit suggestions from incumbent directors, members of senior management, shareholders and, if appropriate, third-party search firms. The Committee reviews the qualifications and experience of each candidate. If the Committee believes a candidate would be a valuable addition to the Board, it submits its recommendation to the Board for consideration by the independent directors of the Board. Board candidates approved by a majority of the independent directors are nominated for election by the shareholders at our next Annual Meeting of Shareholders.

          The Governance Committee also reviews and makes recommendations to the Board regarding the re-nomination of each of our current directors based on the director’s performance and the applicability and relevance of his or her background, skills and experience to our corporate strategy at that time. There are no term limits for directors, other than a policy that Board members are considered to have retired from the Board at the Annual Meeting next following the date on which they reach the age of 72.

          Each nominee for election as a director at the Annual Meeting described below under “Election of Directors-Information as to Nominees and Directors” was recommended to the Board by the Governance Committee in accordance with the procedures set forth above.

Shareholder Nominations for the Board

          Our Bylaws permit shareholders eligible to vote at the Annual Meeting to make nominations for directors, but only if nominations are made pursuant to timely notice in writing to our Secretary. To be timely, a shareholder’s notice must be delivered or mailed to and received at our principal executive offices not less than 90 days prior to the date of the meeting; provided, however, that in the event that less than 100 days’ notice or prior disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

          The Governance Committee will consider candidates for director suggested by shareholders by applying the criteria for candidates described above and by considering the additional information required by our Bylaws, which must be provided in a shareholder’s nomination notice. Our Bylaws require that the notice set forth (i) as to each nominee for election or re-election as a director, all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required including the nominee’s written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected under SEC rules; and (ii) as to the shareholder giving the notice: (A) the shareholder’s name and address, as they appear on our books; (B) the class and number of shares of our capital stock beneficially owned by the shareholder; (C) a representation that the shareholder is a holder of record of our stock entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; and (D) a description of all arrangements or understandings between the shareholder and each nominee and any arrangements or understandings between the shareholder and each nominee and any other person or persons, naming such person or persons, pursuant to which the nomination or nominations are to be made by the shareholder. At the request of the Board, any person nominated by the Board for election as a director must furnish to our Secretary the same information required to be set forth in a shareholder’s nomination notice that pertains to the nominee.

          In addition, under the Corporate Governance Guidelines, shareholders who recommend candidates for consideration by the Governance Committee to serve as directors should include in the notice required by the Bylaws described above:

•	The candidate’s name;

•	A detailed biography outlining the candidate’s relevant background, professional and business experience, community leadership and other significant accomplishments;

•	A statement by the shareholder outlining the reasons why the candidate’s skills, experience and background would make a valuable contribution to the Board; and

•	The names of a minimum of two references who have either worked with the candidate, served on a Board with the candidate or can otherwise provide relevant perspective on the candidate’s capabilities as a potential Board member.

Director Orientation and Education

          We believe in having a strong, effective Board of Directors to lead the company. To help achieve this objective, the Board conducted an orientation program for its directors in connection with the 2004 Conversion and mergers in order to provide a working knowledge of the Bank, its corporate strategy, priorities and performance, the financial services industry, the operation of the Board and the director’s duties and responsibilities. The Board periodically devotes all or portions of its meetings to educational and strategic programs. The Board meets annually at an off-site location for a retreat focusing on one or more topical subjects and at which outside consultants typically make presentations. The Governance Committee is also responsible for providing ongoing director education and periodically makes recommendations to the Board with respect to educational programs to be offered to directors. Directors have access to members of the Bank’s senior management team at all times. In addition, the Board has the authority to retain independent advisors as it deems appropriate at our expense. The Governance Committee is charged with ensuring that applicable NYSE requirements for director continuing education are met.

Shareholder Communications with the Board

          Pursuant to our Corporate Governance Guidelines, shareholders wishing to communicate directly with the Board or any independent directors should send written communication to:

Julia M. McNamara
Chair of the Governance Committee of the Board of Directors
NewAlliance Bancshares, Inc.
195 Church Street
New Haven, Connecticut 06510

          Each shareholder communication will be reviewed by the Chair and discussed with the Governance Committee. After review, the Committee will determine an appropriate response or course of action to address the concern expressed in the shareholder communication, which may include discussing the matter raised with the Board as a whole, with the independent directors in private executive session, with the chief executive officer, and/or with other members of the senior management team, as appropriate.

Code of Conduct and Ethics

          We have adopted a Code of Conduct for Directors, a Code of Conduct for Senior Executive Financial Officers and an Employees Code of Conduct. Under the Code of Conduct for Directors, each director of NewAlliance Bancshares and each director of our subsidiaries is prohibited from taking any action that will violate any applicable law or regulation, from using our assets for personal gain, or from engaging in any activities that create a conflict of interest between the director and us, unless properly disclosed. In addition, the Code of Conduct for Directors requires all directors to adhere to the highest standards of ethical conduct, to maintain confidentiality of all information obtained in the course of the directorship, and to raise at the Board level issues which the director reasonably believes may place us at risk. The Employees Code of Conduct is similar to the Code of Conduct for Directors and addresses additional operational areas and procedures.

          The Code of Conduct for Senior Executive Financial Officers was adopted by the Board to promote honest and ethical conduct, proper disclosure of financial information in our periodic reports, and compliance with applicable laws, rules, and regulations by our senior officers who have financial responsibilities. The Code applies to our chief executive officer, chief financial officer and chief accounting officer.

          Each Code can be found on our website at www.newalliancebank.com/about/investor.aspx. You may also obtain a printed copy of each Code, without charge, by contacting Judith E. Falango, Vice President, Corporate Communications, at (203) 789-2814 or (800) 892-2096, NewAlliance Bank, 195 Church Street, New Haven, Connecticut 06510. Ms. Falango can be reached by email at: jfalango@newalliancebank.com.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

General

          The Audit, Compliance and CRA Committee appointed PricewaterhouseCoopers, LLP as the independent public accounting firm to audit NewAlliance’s financial statements for the year ending December 31, 2006. In making its selection, the Committee considered whether PricewaterhouseCoopers, LLP’s provision of services other than audit services is compatible with maintaining the independence of our outside accountants. In addition, the Committee reviewed the fees described below for audit-related services and tax services and concluded that the fees are compatible with the independence of PricewaterhouseCoopers, LLP.

Audit Fee Information

          The following table presents fees for professional audit services rendered by PricewaterhouseCoopers, LLP for the audit of our annual financial statements for the fiscal years ended December 31, 2005 and 2004 and fees billed for other services rendered by PricewaterhouseCoopers, LLP for each year.

	2005	2004

Audit Fees (1)	$330,000	$360,000
Audit-Related Fees (2)	312,635	254,125
Tax Fees (3)	0	45,125
All Other Fees (4)	5,490	0

Total:	$648,125	$659,250

1.	Audit Fees consist of fees billed for professional services rendered for the audit of NewAlliance’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by PricewaterhouseCoopers, LLP in connection with statutory and regulatory filings or engagements.

2.	Audit-Related Fees are not reported under “Audit Fees” and consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of NewAlliance’s consolidated financial statements, including the issuance of comfort letters and SEC consents, due diligence services, and Sarbanes-Oxley Act Section 404 consultations.

3.	Tax Fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning. These services include assistance regarding federal and state tax compliance.

4.	All Other Fees consist of fees for financial advisory work.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

          Consistent with SEC requirements regarding auditor independence, the Audit, Compliance and CRA Committee is required to pre-approve all audit and permissible non-audit services provided by the independent auditor. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget.

          All engagements of the independent auditor to perform any audit services and non-audit services during 2005 were pre-approved by the Committee in accordance with the pre-approval policy. The policy has not been waived in any instance. All engagements of the independent auditor to perform any audit services and non-audit services prior to the date the pre-approval policy was implemented were approved by the Committee in accordance with its normal functions, and none of those engagements made use of the de minimus exception to pre-approval contained in the SEC’s rules.

REPORT OF THE AUDIT COMMITTEE

          In accordance with rules adopted by the SEC, the Audit, Compliance and CRA Committee of the Board of Directors of NewAlliance submits this report for 2005.

          The Audit, Compliance and CRA Committee of the Board of Directors is responsible for providing independent, objective oversight of NewAlliance’s accounting functions and internal controls. Its responsibilities include appointing, compensating and monitoring NewAlliance’s independent public accountants. During 2005, the Committee was comprised of four directors, each of whom is independent as defined by the NYSE and NewAlliance’s Corporate Governance Guidelines. The Committee operates under a written charter approved by the Board of Directors, a copy of which is attached to this proxy statement as Exhibit A.

          Management is responsible for NewAlliance’s internal controls and financial reporting process. The independent accountants, PricewaterhouseCoopers, LLP, are responsible for performing an independent audit of NewAlliance’s consolidated financial statements in accordance with auditing standards generally accepted in the United States and to issue a report thereon. The Committee’s responsibility is to monitor and oversee these processes.

          In connection with these responsibilities, the Committee met with management and PricewaterhouseCoopers, LLP to review and discuss the 2005 consolidated financial statements. The Committee also discussed with PricewaterhouseCoopers, LLP the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications). The Committee also received written disclosures from PricewaterhouseCoopers, LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with PricewaterhouseCoopers, LLP the firm’s independence.

          Based upon the Committee’s discussions with management and the independent accountants, and the Committee’s review of the presentations of management and the independent accountants, the Committee recommended that the Board of Directors include the audited consolidated financial statements in NewAlliance’s Annual Report on Form 10-K for the year ended December 31, 2005 filed with the SEC.

The Audit Committee:
Robert J. Lyons, Jr. (Chair)
Roxanne J. Coady
Sheila B. Flanagan
Nathaniel D. Woodson

ELECTION OF DIRECTORS
(Proposal 1)

          At the Annual Meeting, five directors will be elected to serve until the 2009 Annual Meeting of Shareholders. Unless otherwise specified on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as directors of the nominees named below. The Board believes that the nominees will stand for election and will serve if elected as directors. If, however, any person nominated by the Board fails to stand for election or is unable to accept election, the proxies will be voted for the election of another person as the Board may recommend. Assuming the presence of a quorum at the Annual Meeting, each director will be elected by a plurality of the votes of the shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting. There is no cumulative voting.

Nominees and Directors

          The Board of Directors of NewAlliance Bancshares consists of 13 members, each of whom belongs to one of three classes. Directors serve three-year staggered terms so that only approximately one-third of the directors are elected at each annual meeting of shareholders.

          The following table sets forth the names and certain information about each of the nominees for election as directors and our current directors whose terms of office will continue after the 2006 Annual Meeting.

Name	Age	Positions with NewAlliance and NewAlliance Bank	Director Since

Director nominees for a three-year term expiring in 2009:

Robert J. Lyons, Jr.	54	Director	1992(1)
Eric A. Marziali	47	Director	2004(2)
Julia M. McNamara	64	Director	1990(1)
Peyton R. Patterson	49	Chairman of the Board, President and Chief Executive Officer	2002(1)
Gerald B. Rosenberg	57	Director	2000(1)

Name	Age	Positions with NewAlliance and NewAlliance Bank	Director Since

Directors continuing in office:

Directors whose terms expire in 2008:

Roxanne J. Coady	56	Director	1995(1)
John F. Croweak	69	Director	1989(1)
Sheila B. Flanagan	65	Director	2004(3)
Richard J. Grossi	70	Director	1989(1)

Directors whose terms expire in 2007:

Joseph Rossi	54	Director	2004(4)
Cornell Scott	70	Director	1989(1)
Nathaniel D. Woodson	64	Director	2000(1)
Joseph A. Zaccagnino	59	Director	1992(1)

1.	Served as a director of New Haven Savings Bank since the date indicated. Served as a director of NewAlliance since our formation in September, 2003.

2.	Served as a director of NewAlliance since April 1, 2004. Served as director of Connecticut Bancshares, Inc. from 1999 to 2004. Connecticut Bancshares merged into NewAlliance April 1, 2004.

3.	Served as a director of NewAlliance since April 1, 2004. Served as a director of Connecticut Bancshares, Inc. from 1987 to 2004. Connecticut Bancshares merged into NewAlliance April 1, 2004.

4.	Served as a director of NewAlliance since April 1, 2004. Served as a director of Alliance Bancorp of New England, Inc. from 1995 to 2004. Alliance Bancorp of New England merged into NewAlliance April 1, 2004.

          The principal occupation and business experience for the last five years for each of our directors is set forth below. All directors have held their present positions for five years unless otherwise stated.

          Peyton R. Patterson joined New Haven Savings Bank in January 2002, as Chairman, President and Chief Executive Officer. From May 1996 to December 2001, she was an Executive Vice President of Dime Bancorp, New York, New York. Ms. Patterson has 21 years of commercial and thrift banking experience with New Haven Savings Bank, Dime Bancorp, Chemical Bank/Chase Manhattan and Corestates Financial Corporation of Pennsylvania. She has extensive experience in the areas of retail and business lending, retail banking, asset management, marketing and mergers and acquisitions.

          Roxanne J. Coady is the founder, President and Chief Executive Officer of R.J. Julia Booksellers, Ltd. located in Madison, Connecticut. Ms. Coady practiced as a certified public accountant and was a Partner of and the National Tax Director for BDO Seidman. Ms. Coady

was Chairperson of the Tax Division of the New York State Society of Certified Public Accountants and served on and chaired various committees for the Tax Division of the American Institute of Certified Public Accountants.

          John F. Croweak was the Chairman of Anthem Blue Cross and Blue Shield of Connecticut, a health care coverage company, until he retired in 1997. He is a director of UIL Holdings Corporation.

          Sheila B. Flanagan is Executive Director of SBM Charitable Foundation, Inc., Manchester, Connecticut. She is a retired attorney and acted as a consultant between 1996 and 1999. Before 1996, she served as in-house counsel to the Massachusetts Mutual Life Insurance Company.

          Richard J. Grossi was the Chairman and Chief Executive Officer of The United Illuminating Company, a regional electric distribution utility company serving the Greater New Haven and Bridgeport areas, until he retired in 1999. He presently serves on the Board of the New York Independent System Operator. He formerly served as Chairman and President of Science Park Development Corporation in New Haven, Connecticut.

          Robert J. Lyons, Jr. is the President and Chief Executive Officer of The Bilco Company, a privately held manufacturer located in West Haven, Connecticut, with offices in the United States, Canada, Mexico, Hong Kong and the United Kingdom. Mr. Lyons is a certified public accountant and a member of the American Institute of Certified Public Accountants and the Connecticut Society of Certified Public Accountants.

          Eric A. Marziali is the President and Chief Executive Officer of United Abrasives, Inc. and SAIT Overseas Trading and Technical Corp., and Vice President of United Abrasives Canada, Inc., all related entities, which manufacture abrasive products.

          Julia M. McNamara is the President of Albertus Magnus College located in New Haven, Connecticut.

          Gerald B. Rosenberg is Senior Vice President, Executive Development for Bayer Healthcare. Previously, Mr. Rosenberg was Senior Vice President and General Manager of Bayer Diagnostics. Bayer Healthcare and Bayer Diagnostics are divisions of Bayer AG, an international healthcare, crop science, polymers and chemicals company with whom Mr. Rosenberg has been employed for over 30 years.

          Joseph H. Rossi is the former President and Chief Executive Officer of Alliance Bancorp of New England, Inc. and its subsidiary, Tolland Bank.

          Cornell Scott is the Chief Executive Officer of Hill Health Center Corporation, a private, non-profit community health center located in New Haven, Connecticut. The company provides comprehensive preventive and primary care services from 18 locations in the greater New Haven area.

          Nathaniel D. Woodson currently serves as the Chairman and Chief Executive Officer of UIL Holdings Corporation and Chairman and Chief Executive Officer of The United Illuminating Company, a subsidiary of UIL Holdings Corporation, each located in New Haven, Connecticut. He is also Chairman of the Board of Directors of United Resources, Inc., a direct subsidiary of UIL Holdings Corporation. Mr. Woodson served as President of The United Illuminating Company from February 23, 1998 to May 20, 1998; President and Chief Executive officer from May 20, 1998 to December 31, 1998 and Chairman of the Board of Directors, President and Chief Executive Officer of The United Illuminating Company from December 31, 1998 to February 1, 2001. He has served as Chairman of the Board of Directors and Chief Executive Officer of UIL Holdings Corporation since its inception on March 22, 1999 and Chairman of the Board of Directors and Chief Executive Officer of The United Illuminating Company since February 1, 2001. Mr. Woodson served as President of UIL Holdings Corporation from March 22, 1999 to January 23, 2006.

          Joseph A. Zaccagnino recently retired as the President and Chief Executive Officer of Yale-New Haven Health System and its subsidiary, Yale-New Haven Hospital, located in New Haven, Connecticut.

          The Board of Directors has determined that, except for Ms. Patterson, all of the members of the Board are “independent directors” under NYSE requirements. The Board based these determinations primarily on a review by the Governance Committee of the responses of the directors to questions regarding employment and compensation history, affiliations and family and other relationships.

Executive Officers who are not Directors

          The following table sets forth the names, ages as of December 31, 2005 and positions of the executive officers of NewAlliance Bancshares and NewAlliance Bank, other than Ms. Patterson.

Name	Age	Position

Brian S. Arsenault	58	Executive Vice President – Corporate Communications and Investor Relations of NewAlliance Bank
Merrill B. Blanksteen	52	Executive Vice President, Chief Financial Officer and Treasurer of NewAlliance Bancshares and NewAlliance Bank
Gail E.D. Brathwaite	46	Executive Vice President and Chief Operating Officer of NewAlliance Bancshares and NewAlliance Bank
Donald T. Chaffee	57	Executive Vice President – Chief Credit Officer of NewAlliance Bank
Koon-Ping Chan	58	Senior Vice President – Chief Risk Officer of NewAlliance Bank
J. Edward Diamond	64	Executive Vice President – Wealth Management of NewAlliance Bank
Mark F. Doyle	46	Senior Vice President, Chief Accounting Officer of NewAlliance Bancshares and NewAlliance Bank
Paul A. McCraven	49	Senior Vice President – Community Development Banking of NewAlliance Bank
David H. Purcell	47	Executive Vice President – Retail Banking of NewAlliance Bank
Diane L. Wishnafski	52	Executive Vice President – Business Banking of NewAlliance Bank

          The principal occupation and business experience for the last five years for each of NewAlliance’s executive officers is set forth below.

          Brian S. Arsenault, Executive Vice President – Corporate Communications and Investor Relations, joined NewAlliance in June 2004. Previously, Mr. Arsenault served in a similar capacity for Banknorth Group, Inc. and its predecessors.

          Merrill B. Blanksteen, Executive Vice President, Chief Financial Officer and Treasurer, joined New Haven Savings Bank in 1993 as the Chief Financial Officer.

          Gail E. D. Brathwaite, Executive Vice President and Chief Operating Officer, joined New Haven Savings Bank in March 2002. Previously, Ms. Brathwaite was Senior Vice President, director of Branch Administration, Compliance and Loss Control for the Consumer Financial Services Division of the Dime Savings Bank, New York, New York.

          Donald T. Chaffee, Executive Vice President – Chief Credit Officer, joined New Haven Savings Bank in September 2002. Previously and starting in 1993, Mr. Chaffee was employed by Dime Savings Bank, New York, New York. While at Dime Savings, he held the positions of Director of Residential Credit and Risk Management and Director of Consumer Credit and Originations.

          Koon-Ping Chan, Senior Vice President – Chief Risk Officer, joined New Haven Savings Bank as Senior Vice President – Chief Risk Officer in February 2003. From May 2002 until February 2003, he performed various consulting services for New Haven Savings Bank. From May 1997 to April 2002, Mr. Chan was employed by Dime Bancorp where his positions included Senior Vice President, Director of Financial Management, MIS and Channel Planning for Retail Banking, Private Banking, insurance, asset management and consumer lending.

          J. Edward Diamond, Executive Vice President – Wealth Management, joined New Haven Savings Bank in February 2002. Previously, Mr. Diamond was employed as President of Dime Securities, Inc., a subsidiary of Dime Bancorp. He currently serves as a director of Vantis Life Insurance Co., Hartford, Connecticut.

          Mark F. Doyle, Senior Vice President and Chief Accounting Officer, joined New Haven Savings Bank in March 2003. Previously, Mr. Doyle was Senior Vice President and Controller with American Savings Bank, New Britain, Connecticut, a subsidiary of American Financial Holdings, Inc.

          Paul A. McCraven, Senior Vice President – Community Development Banking, joined New Haven Savings Bank as Vice President of Community Relations in 1997.

          David H. Purcell, Executive Vice President – Retail Banking, joined New Haven Savings Bank in March 2002. From 1997 through 2000, Mr. Purcell served as Senior Vice President, Product Management at Dime Savings Bank, New York, New York, and became Senior Vice President, Product Management and Distribution beginning in 2001.

           Diane L. Wishnafski, Executive Vice President – Business Banking, served in various officer positions at New Haven Savings Bank since 1985. Previously, Ms. Wishnafski served in various capacities at Dime Savings Bank of Wallingford, First Bank and Connecticut Bank & Trust Company, all from locations in the greater New Haven area.

Indemnification and Limitations of Liability

              NewAlliance’s and NewAlliance Bank’s Certificates of Incorporation and Bylaws contain provisions which limit the liability of and indemnify each of their directors, officers, employees and agents. The provisions provide that each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, because he or she is or was a director or officer, or is or was serving at our request as a director, officer, employee or agent of another corporation or business entity, shall be indemnified and held harmless by we to the fullest extent authorized by the Delaware General Corporation Law against all expense, liability and loss reasonably incurred. Under certain circumstances, the right to indemnification shall include the right to be paid by NewAlliance the expenses incurred in defending any such proceeding in advance of its final disposition. In addition, a director of NewAlliance shall not be personally liable to NewAlliance or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability for any breach of the duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law, under Section 174 of the Delaware General Corporation Law, or for any transaction from which the director derived an improper personal benefit. Similar provisions to those described above are contained in the Certificate of Incorporation and Bylaws of NewAlliance Bank.

BENEFICIAL OWNERSHIP OF COMMON STOCK
BY MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

     The table below shows the number of shares of our common stock beneficially owned as of December 31, 2005 by each of our directors and each Named Executive Officer listed in the Summary Compensation Table, as well as the number of shares beneficially owned by all of our directors and executive officers as a group. The address for each independent director and each Named Executive Officer is c/o NewAlliance Bancshares, Inc., 195 Church Street, New Haven, Connecticut 06510.

     To compute the percentage ownership of any shareholder in the following table, the total number of shares deemed outstanding includes 108,823,607 shares outstanding on December 31, 2005 (which excludes shares held by us as treasury shares), plus any shares that a shareholder could acquire upon exercise of any options that are exercisable on or before March 1, 2006.

	Amount and
	Nature of Beneficial		Percent of
Name and Title	Ownership (1)		Class

5% Shareholders:

NewAlliance Bancshares, Inc. Employee Stock Ownership Plan	7,454,777	(2)	6.9%
195 Church Street
New Haven, CT 06510
(First Bankers Trust Services, Quincy, IL, Trustee)

Third Avenue Management LLC	6,492,796	(3)	6.0%
622 Third Avenue, 32nd Floor
New York, NY 10017

Independent Directors:

Roxanne J. Coady	181,200	(4)	*
John F. Croweak	202,435	(4)(5)(6)	*
Sheila B. Flanagan	197,037	(4) (5)	*
Richard J. Grossi	181,473	(4) (5)(7)	*
Robert J. Lyons, Jr.	182,200	(4)(8)	*
Eric A. Marziali	223,213	(4) (5)(9)	*
Julia M. McNamara	196,200	(4)(10)	*
Gerald B. Rosenberg	181,736	(4) (5)	*
Joseph H. Rossi	607,224	(4)	*
Cornell Scott	172,200	(4)	*
Nathaniel D. Woodson	223,200	(4)(11)	*
Joseph A. Zaccagnino	191,397	(4) (5)	*

	Amount and
	Nature of Beneficial		Percent of
Name and Title	Ownership (1)		Class

Named Executive Officers:

Peyton R. Patterson	1,501,493	(12)(13)(14)	1.4%
Merrill B. Blanksteen	722,271	(12)(13)(14)(15)	*
Gail E. D. Brathwaite	646,695	(5)(12)(13)(14)	*
David H. Purcell	307,000	(12)(13)(14)	*
Donald T. Chaffee	279,740	(12)(13)(14)(16)	*
All Directors and Executive Officers as a Group (23 persons)	7,245,162	(17)	6.5%

*	Less than 1% of common stock outstanding.

1.	The persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned by them, except as noted below.

2.	Represents the total number of shares of common stock beneficial owned by the ESOP. Of these shares, 7,039,454 shares are unallocated. The ESOP provides that the Trustee shall vote unallocated shares held by it in proportion to instructions received by ESOP participants as to the voting of allocated shares.

3.	According to the Schedule 13G/A filed by Third Avenue Management LLC (“TAM”) with the Securities and Exchange Commission on February 15, 2006, TAM has the sole power to vote or direct the vote of 6,228,390 shares of our common stock and the sole power to dispose or direct the disposition of 6,492,796 shares of our common stock. TAM Acts as an investment advisor for the offshore funds and investment companies listed below, which have the right to receive dividends from, and the proceeds from the sale of, the shares of our common stock held by TAM as indicated:

Fund Name	Shares

LODH Invest US Expertise Fund	21,800
OFI Select-Third Avenue US Equity Fund (SICAV)	49,000
Touchstone Variable Series Trust-Touchstone Third Avenue Value Fund	100,010
AEGON/ TransAmerica Series-Third Avenue Value Portfolio	306,600
Third Avenue Value Portfolio of the Third Avenue Variable Series Trust	580,900
Met Investors Series Trust-Third Avenue Small Cap Portfolio	661,812
Third Avenue Small Cap Value Fund	1,259,961

In addition, various separately managed accounts for whom TAM acts as investment advisor have the right to receive dividends from, and the proceeds from the sale of, 3,512,713 shares of our common stock.

4.	Includes: (i) 72,760 shares of restricted common stock (unvested as of December 31, 2005); and (ii) 85,600 shares of common stock issuable upon exercise of outstanding stock options exercisable within the 60-day period after March 1, 2006.

5.	Includes shares of common stock held in our dividend reinvestment plan, as follows: Mr. Croweak: 235 shares; Ms. Flanagan: 321 shares; Mr. Grossi: 99 shares; Mr. Marziali: 363 shares; Mr. Rosenberg: 129 shares; Mr. Zaccagnino: 197 shares; and Ms. Brathwaite: 79 shares.

6.	Includes 1,000 shares of common stock owned jointly by Mr. Croweak and his spouse.

7.	Includes 12,840 shares of common stock owned by Mr. Grossi directly and 10,174 shares of common stock owned jointly with his spouse.

8.	Includes 22,840 shares of common stock owned by Mr. Lyons directly and 1,000 shares of common stock owned jointly with his spouse.

9.	Includes 12,840 shares of common stock owned jointly by Mr. Marziali and his spouse.

10.	Includes 37,840 shares of common stock owned jointly by Ms. McNamara and her spouse.

11.	Includes 64,840 shares of common stock held by Mr. Woodson as co-trustee and beneficiary of personal trust.

12.	Includes shares of restricted common stock (unvested as of December 31, 2005) as follows: Ms. Patterson: 636,650 shares; Mr. Blanksteen: 349,350 shares; Ms. Brathwaite: 306,850 shares; Mr. Purcell: 146,200 shares; and Mr. Chaffee: 131,750 shares.

13.	Includes shares of common stock issuable upon exercise of outstanding stock options exercisable within the 60-day period after March 1, 2006 as follows: Ms. Patterson: 756,120 shares; Mr. Blanksteen: 308,400 shares; Ms. Brathwaite: 288,000 shares; Mr. Purcell: 136,000 shares; and Mr. Chaffee: 110,000 shares.

14.	Includes shares of common stock held in (i) our Supplemental Executive Retirement Plan, as follows: Ms. Patterson: 5,638 shares; Mr. Blanksteen: 1,662 shares; Ms. Brathwaite: 1,550 shares; Mr. Purcell: 1,275 shares; and Mr. Chaffee: 1,255 shares; (ii) our standard 401(k) retirement savings plan, as follows: Mr. Blanksteen: 17,456 shares; and (iii) our standard Employee Stock Ownership Plan, as follows: Ms. Patterson: 811 shares; Mr. Blanksteen: 1,142 shares; Ms. Brathwaite: 1,147 shares; Mr. Purcell: 1,053 shares; and Mr. Chaffee: 1,034 shares.

15.	Includes 44,261 shares of common stock owned jointly by Mr. Blanksteen and his spouse.

16.	Includes 15,701 shares of common stock owned jointly by Mr. Chaffee and his spouse.

17.	Includes 3,102,920 shares of common stock issuable upon exercise of outstanding stock options exercisable within the 60-day period after March 1, 2006.

Section 16(a) Beneficial Ownership Reporting Compliance

            Our executive officers and directors and persons who own beneficially more than ten percent of our equity securities are required under Section 16(a) of the Securities Exchange Act of 1934 to file reports of ownership and changes in their ownership of our securities with the Securities and Exchange Commission. They must also furnish copies of these reports to us. Based solely on a review of the copies of reports furnished to us and written representations that no other reports were required, we believe that for 2005 our executive officers, directors and 10% beneficial owners complied with all applicable Section 16(a) filing requirements.

COMPENSATION OF EXECUTIVE OFFICERS AND
TRANSACTIONS WITH MANAGEMENT

Annual Compensation

          The following table sets forth certain information with respect to the compensation of our Chairman, President and Chief Executive Officer and our four most highly compensated other employees who served as executive officers during 2005 and whose salary and bonus paid by NewAlliance for 2005 exceeded $100,000. Each individual listed in the table below is referred to as a Named Executive Officer.

Summary Compensation Table

					Long-Term Compensation Awards
		Annual Compensation			Awards		Payouts
				Other	Restricted	Securities
				Annual	Stock	underlying	LTIP	All Other
Name and	Fiscal	Salary	Bonus	Compensation	Awards	options	Payouts	Compensation
Principal Position	Year	($) (1)	($)(2)	($)(3)	($)(4)	#	($)(5)	($) (6)

Peyton R. Patterson
Chairman, President	2005	627,132	600,464	–	10,778,110	1,890,300	128,750	32,126
and Chief Executive	2004	606,250	1,222,000	–	–	–	449,330	26,625
Officer	2003	537,460	434,531	–	–	–	412,650	80,891

Merrill B. Blanksteen
Executive Vice	2005	312,543	261,371	–	5,914,290	771,000	44,450	33,763
President – CFO	2004	300,875	456,750	–	–	–	160,500	31,254
	2003	271,001	142,875	–	–	–	128,400	21,756

Gail E. D. Brathwaite
Executive Vice	2005	287,388	225,360	–	5,194,790	720,000	42,000	26,448
President – COO	2004	276,250	420,000	–	–	–	144,450	24,174
	2003	243,541	135,000	–	–	–	144,450	10,810

David H. Purcell
Executive Vice	2005	253,521	105,831	–	2,475,080	340,000	40,950	33,352
President –	2004	243,750	296,400	–	–	–	144,450	28,391
Retail Banking	2003	231,750	131,625	–	–	–	144,450	71,260

Donald T. Chaffee
Executive Vice	2005	238,125	148,321	–	2,230,450	275,000	39,375	33,245
President – Chief	2004	230,250	259,840	–	–	–	144,450	30,667
Credit Officer	2003	225,000	126,563	–	–	–	144,450	12,473

1.	In addition to salary, the amounts disclosed in this column include amounts deferred under the NewAlliance Bank 401(k) Plan. We periodically review, and may increase, base salaries in accordance with the terms of employment agreements with each of our Named Executive Officers. Annual base salaries as of the date of this proxy statement are as follows: Ms. Patterson: $632,400; Mr. Blanksteen: $315,170; Ms. Brathwaite: $289,800; Mr. Purcell: $255,650 and Mr. Chaffee: $240,125.

2.	These amounts represent cash bonuses earned in each year pursuant to the Executive Short-Term Incentive Plan described below. We generally declare and pay cash bonuses in the first quarter of the year following the year for which services were performed. We paid the bonuses disclosed for 2003 in respect of the nine-month fiscal year ended December 31, 2003.

3.	Compensation in the form of perquisites and other personal benefits provided by us has been omitted when the total amount of those perquisites and personal benefits constituted less than either $50,000 or 10% of the total annual salary and bonus for the Named Executive Officer for 2005.

4.	The 2005 amounts in this column are the dollar values (based on the closing price of our common stock on June 17, 2005, the date of the award, of $14.39 per share) of the number of shares of restricted stock awarded to each of the Named Executive Officers, as follows: Ms. Patterson: 749,000 shares; Mr. Blanksteen: 411,000 shares; Ms. Brathwaite: 361,000 shares; Mr. Purcell: 172,000 shares; and Mr. Chaffee: 155,000 shares. The restrictions on the shares of restricted stock lapsed with respect to 15% of the shares on January 1, 2006; the restrictions on the remainder of the shares will lapse with respect to 15% of the shares on January 1 of each of the years 2007-2011 and with respect to the remaining 10% of the shares on January 1, 2012, subject to acceleration in the event of a change of control. The aggregate number and market value (based on the closing price of our stock on December 30, 2005 of $14.54 per share) of the shares of restricted stock held by each of the Named Executive Officers on December 31, 2005 were as follows: Ms. Patterson: 749,000 shares valued at $10,890,460; Mr. Blanksteen: 411,000 shares valued at $5,975,940; Ms. Brathwaite: 361,000 shares valued at $5,248,940; Mr. Purcell: 172,000 shares valued at $2,500,880; and Mr. Chaffee: 155,000 shares valued at $2,253,700. Dividends will be accrued and paid on all outstanding shares of restricted stock at the time the restrictions lapse.

5.	These amounts represent long-term cash awards we paid for performance in the three-year cycles ended 2003, 2004 and 2005 pursuant to the NewAlliance Performance Unit Plan described below under the caption “Long-Term Incentive Plan - Awards in Last Fiscal Year.” We terminated this plan with respect to future awards effective December 31, 2003, and no additional payments will be made under the plan.

6.	These totals include: (i) amounts contributed or allocated, as the case may be, to the NewAlliance Bancshares 401(k) Plan and the NewAlliance Bancshares Employee Stock Ownership Plan; (ii) premium payments paid by us for health insurance and group term life insurance coverage in excess of $50,000; and (iii) relocation expenses paid in 2003 of $63,382 for Ms. Patterson and $54,327 for Mr. Purcell.

Stock Options

          The following table provides information for options granted during 2005 to our Chairman, President and Chief Executive Officer and our other four Named Executive Officers.

Option Grants in Last Fiscal Year

	Individual Grants (1)
					Potential Realizable Value
	Number of	Percent of			at Assumed Annual Rates of
	Securities	Total Options			Stock Price Appreciation for
	Underlying	Granted to	Exercise		Option Term (2)
	Options	Employees in	Price	Expiration
Name	Granted	Fiscal Year	($/Share)	Date	5% ($)	10% ($)

Peyton R. Patterson	1,890,300	21.6%	14.39	June 17, 2015	17,106,825	43,352,053
Merrill B. Blanksteen	771,000	8.8%	14.39	June 17, 2015	6,977,391	17,682,079
Gail E. D. Brathwaite	720,000	8.2%	14.39	June 17, 2015	6,515,851	16,512,447
David H. Purcell	340,000	3.9%	14.39	June 17, 2015	3,076,930	7,797,544
Donald T. Chaffee	275,000	3.1%	14.39	June 17, 2015	2,488,693	6,306,837

1.	The options reported in this table were granted to the Named Executive Officers on June 17, 2005 under our 2005 Long-Term Compensation Plan. Each option expires upon the earlier of three months after the Named Executive Officer’s termination of employment or June 17, 2015. Each option vests with respect to 40% of the original grant on the last business day of the year of grant and with respect to 20% of the original grant on the last business day of each of the next three years.

2.	The values in this column are given for illustrative purposes; they do not reflect our estimate or projection of future stock prices. The values are based on an assumption that our common stock’s market price will appreciate at the stated rate, compounded annually, from the date of the option grant until the end of the option’s ten-year term. We based the values on the common stock’s last reported sale price on the date of grant, as reported on the New York Stock Exchange. Actual gains, if any, on stock option exercises will depend upon the future performance of our stock price, which will affect all shareholders proportionately.

          The following table provides information regarding stock options exercised during 2005 by our CEO and our other four Named Executive Officers, the number of shares of stock underlying unexercised stock options held on December 31, 2005 by these individuals, and the value of unexercised stock options held on December 31, 2005 by these individuals.

Aggregated Option Exercises In Last Fiscal Year and Fiscal Year-End Option Values

			Number of Securities		Value of Unexercised In-the-
	Options Exercised During		Underlying Unexercised		Money Options at Fiscal
	2005		Options at Fiscal Year-End		Year-End ($)(1)
	Shares
	Acquired on	Value Realized
Name	Exercise	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Peyton R. Patterson	–	–	756,120	1,134,180	113,418	170,127
Merrill B. Blanksteen	–	–	308,400	462,600	46,260	69,390
Gail E. D. Brathwaite	–	–	288,000	432,000	43,200	64,800
David H. Purcell	–	–	136,000	204,000	20,400	30,600
Donald T. Chaffee	–	–	110,000	165,000	16,500	24,750

1.	The values in this column represent the difference between the last reported sales price of our common stock as reported on the New York Stock Exchange on December 30, 2005 ($14.54) and the exercise price of the option, multiplied by the number of shares subject to the option.

Long-term Incentive Plans - Awards in Last Fiscal Year

          NewAlliance shareholders approved the 2005 Long-Term Compensation Plan in April, 2005. The plan is a stock-based, long-term compensation plan that gives us flexibility in awarding equity incentives by permitting multiple types of awards. The plan’s principal purposes are to:

•	Attract, motivate and retain our employees, particularly key employees, and directors;
•	Enable those employees and directors to participate in our long-term growth; and
•	Align further the financial interests of those employees and directors with the financial interests of our shareholders.

          We have reserved an aggregate of 15,982,223 shares of our common stock for issuance under the plan, subject to adjustment to reflect stock splits and similar capital changes, to key employees, directors and other individuals. Consistent with customary practices for banks converting from mutual to stock ownership, the Compensation Committee granted approximately 75% of the available stock options and shares of restricted stock to the directors and executive officers, including the Named Executive Officers, on June 17, 2005. Additional grants in immaterial amounts were made after that date, none to Named Executive Officers or directors.

          The plan provides for the grant of incentive and non-qualified stock options exercisable for the purchase of an aggregate of up to 11,415,874 shares of our common stock, of which 2,658,774 shares remain available for future grants as of January 1, 2006, and the grant of restricted stock awards of up to 4,566,349 shares of our common stock, of which 1,141,849 shares remain available for future award as of January 1, 2006. As of January 1, 2006, we had outstanding under the plan (i) options to purchase 8,757,100 shares of common stock, of which options to purchase 3,497,140 shares were exercisable as of that date, and (ii) 3,424,500 shares of restricted stock, 513,675 of which shares were free of restrictions that lapsed on January 1, 2006.

          The Board of Directors has appointed the Compensation Committee to administer the plan. The Compensation Committee selects the participants and establishes the terms and conditions of each option or other equity right granted under the plan. The Compensation Committee has broad discretion to set these terms, except that all stock options must have an exercise price at least equal to 100% of the fair market value of the underlying shares on the date of grant, and the term of any incentive stock option may not exceed ten years. These restrictions are consistent with the requirements for incentive stock options under Section 422 of the Internal Revenue Code.

          NewAlliance Bank previously maintained the Performance Unit Plan, or PUP, a cash-based, long-term incentive plan. Under the PUP, cash awards were made to eligible Named Executive Officers for each of the three-year cycles ended 2003, 2004 and 2005. The amount of these awards is reflected in the Summary Compensation Table. We terminated the PUP as of December 31, 2003 with respect to future awards. However, as provided under the plan, we made payments at target level in 2003, 2004 and 2005 for the three-year cycles ended 2003, 2004 and 2005, respectively, to participants who remained employed with NewAlliance Bank. No additional payments will be made under the PUP.

Executive Short-Term Incentive Plan

          The NewAlliance Bank Executive Short-Term Incentive Plan is a short-term management incentive plan designed to reward executive management for contributing to our profitability, with senior officers being entitled to receive a higher percentage award. The plan provides for cash payments equal to a percentage of a participant’s base salary based on the achievement of specific individual, team, and/or corporate goals during a 12-month period. In the case of the CEO, such percentage can equal up to 200% of base salary. The plan is administered by the Compensation Committee. The maximum payout under the plan for our Chief Executive Officer, assuming her current annual base salary of $632,400, would be $1,264,800.

          In the event of a change of control of NewAlliance, if the employment of a participant is terminated without cause, or a participant voluntarily terminates his or her employment for good reason, in either case during the one-year period after the change of control, the participant is entitled to receive from our successor the full amount of all incentive awards earned during any plan year ending before the date on which the participant’s employment terminates. In addition, the participant is entitled to receive from our successor any portion of an incentive award that is applicable to the portion of the fiscal year ending on the date on which the participant’s employment terminates. The Compensation Committee may, in its discretion, discontinue the payment of any incentive awards if a participant’s employment is terminated for cause; if a participant competes with us or interferes with our business relationships, either while employed with us or after the termination of employment; or if a participant discloses any of our confidential information.

Retirement Plans

          Pension Plan. NewAlliance Bank maintains a non-contributory defined benefit plan, or pension plan, intended to satisfy the tax-qualification requirements of Section 401(a) of the Internal Revenue Code. Generally, our employees become eligible to participate in the pension plan once they reach age 21 and complete 1,000 hours of service in a consecutive 12-month period. Participants are credited with one year of vesting service for each plan year in which they complete at least 1,000 hours of service. Participants become fully vested in their benefits under the pension plan upon the completion of five years of vesting service.

          In general, a participant’s normal retirement benefit under the plan is determined by multiplying the participant’s years of benefit service, not to exceed 30 years, by the sum of (a) 1% of the participant’s average final compensation (defined as the average annual compensation for the five consecutive years that produce the highest average), plus (b) 1% of the amount by which the participant’s average final compensation exceeds “covered compensation,” determined in accordance with tables issued by the Social Security Administration. However, because the benefit formula under the pension plan has been amended over the years, the formula used to determine a particular participant’s benefit may vary depending upon when years of benefit service were credited.

          In general, the plan provides for a monthly retirement benefit that, unless otherwise deferred, is payable beginning on the participant’s normal retirement date, which is the first day of the month following the later of a participant’s 65th birthday and the date on which a participant completes five years of benefit service. A participant may also be eligible to receive a monthly retirement benefit under the plan commencing on his or her early retirement date, which is the first day of the month following the later of a participant’s 55th birthday and the date on which a participant completes 10 years of benefit service. Benefits received prior to a participant’s normal retirement date are reduced by certain factors set forth in the plan. In addition, a participant may also receive a disability benefit under the plan in the event of certain circumstances set forth in the plan. Participants credited with five years of vesting service whose employment terminates may also be eligible to receive benefits under the plan.

          The following table sets forth the estimated annual retirement benefits payable in ten year certain and life annuity form upon a participant’s normal retirement at age 65 for the period ended December 31, 2005, assuming various levels of compensation and various specified years of benefit service:

	Years of Service

Average Final Compensation	15	20	25	30

$ 50,000	$7,800	$10,400	$13,000	$15,600
$ 75,000	$15,300	$20,400	$25,500	$30,600
$100,000	$22,800	$30,400	$38,000	$45,600
$150,000	$37,800	$50,400	$63,000	$75,600
$200,000	$52,800	$70,400	$88,000	$105,600
$250,000	$67,800	$90,400	$113,000	$135,600

          At December 31, 2005, the plan’s obligations exceeded assets by approximately $7.1 million. The approximate years of benefit service credited under the Plan as of December 31, 2005 for the Named Executive Officers are as follows:

Name	Years of Service
Peyton R. Patterson	4
Merrill B. Blanksteen	13
Gail E. D. Brathwaite	4
David H. Purcell	4
Donald T. Chaffee	4

          Under the Internal Revenue Code, maximum annual benefits under the plan are limited to $170,000 per year and annual compensation for calculation purposes is limited to $210,000 per year for the 2005 calendar year. Estimated benefits are not subject to offset for Social Security benefits. Benefits in excess of the limitation are provided through the NewAlliance Bancshares Supplemental Executive Retirement Plan, discussed below.

          Supplemental Executive Retirement Plans. We maintain the Supplemental Executive Retirement Plan, or SERP, a non-tax-qualified, supplemental retirement plan that provides certain executives with pension benefits that cannot be provided directly through our tax-qualified employee pension plan because of Internal Revenue Code limits on benefits payable through a tax-qualified plan. The SERP pays to each participant an amount equal to the amount that would have been payable under the terms of the pension plan but for the limitations in the Internal Revenue Code, less the amount payable under the terms of the pension plan. The SERP also includes short-term incentive compensation in the definition of income. The benefits under the SERP are payable at the same times and in the same forms as the benefits payable under the pension plan. As of December 31, 2005, we have accrued approximately $400,162; $119,262; $827,033; $77,920; and $122,654 on behalf of Ms. Patterson, Ms. Brathwaite, Mr. Blanksteen, Mr. Purcell and Mr. Chaffee, respectively, in connection with our obligations to each of them under the SERP.

          In 2004, in connection with the conversion, we established the 401(k) Supplemental Executive Retirement Plan, or 401(k) SERP, and the Employee Stock Ownership Plan Supplemental Executive Retirement Plan, or ESOP SERP, to provide supplemental benefits to certain employees designated by the Board of Directors whose benefits under our Employee Stock Ownership Plan and the NewAlliance 401(k) Plan are reduced by limitations imposed by the Internal Revenue Code. The supplemental benefits under the 401(k) SERP and the ESOP SERP will equal the amount of the additional benefits the participants would otherwise receive under the 401(k) Plan and the ESOP, respectively, in the absence of the income limitations imposed by the Internal Revenue Code. As of December 31, 2005, we had accrued approximately $248,102; $81,202; $73,447; $53,666; and $48,293 on behalf of Ms. Patterson, Mr. Blanksteen, Ms. Brathwaite, Mr. Purcell and Mr. Chaffee, respectively, for benefits payable under the 401(k) and ESOP SERPs.

Employment Agreements

          NewAlliance Bank has entered into employment agreements with certain executive officers, including the Named Executive Officers. NewAlliance Bancshares was made a party to the employment agreements entered into by Ms. Patterson, Mr. Blanksteen and Ms. Brathwaite. These employment agreements were amended and restated on January 3, 2006 to cause potential severance payments payable in connection with the termination of employment to be in compliance with Section 409A of the Internal Revenue Code, which was added to the Code by the American Jobs Creation Act of 2004. None of the amounts and benefits payable under the existing employment agreements were changed by the amendments. The employment agreements are intended to ensure that we will be able to maintain stable and competent management. Our success depends to a significant degree on the skills, competence and continued employment of these officers.

          The employment agreements provide for initial terms of three years for Ms. Patterson, Mr. Blanksteen and Ms. Brathwaite, and two years for Mr. Purcell and Mr. Chaffee. Each year, the employment agreements may be extended for an additional year, provided, however, that no agreement may be extended beyond the executive’s 65th birthday, which is the normal retirement date under our pension plan. The employment agreements provide that each executive’s base salary will be reviewed annually, and provide for participation in NewAlliance Bancshares cash incentive plans, stock benefit plans and other fringe benefits available to executive officers. The employment agreements also provide that NewAlliance Bank will indemnify each executive to the fullest extent legally allowable against personal liability arising out of the executive’s employment.

          The employment agreements also provide that if an executive’s employment is terminated other than for cause, death or disability or if the executive terminates his or her employment for certain specified circumstances as set forth in the agreement, he or she will be entitled to receive an amount equal to the sum of (a) the executive’s base salary at the date of termination plus (b) the greater of (i) the average of the cash incentive compensation earned by the executive during the three calendar years immediately preceding the year in which the termination occurs or (ii) the executive’s target bonus under the Executive Incentive Plan (or such other short-term compensation plans that we may adopt in the future) for the year in which the termination occurs multiplied by, with respect to Ms. Patterson, three, and with respect to the other Named Executive Officers, a fraction equal to either the months remaining in the term of the agreement, or 24 months, whichever is greater, divided by 365. This amount will be discounted to present value based on the applicable federal rate and paid within 30 days after termination. In addition, the executive will be entitled to receive the contributions that would have been made on the executive’s behalf to any of our employee benefit plans during the same periods over which the severance benefits will be paid as described in the immediately preceding sentence (three years for Ms. Patterson and either the months remaining in the term of the agreement or 24 months, whichever is greater, for the other executive officers). The executive will also be entitled to receive a pro-rata portion of his or her target bonus under the Executive Incentive Plan (or such other short-term compensation plans that we may adopt in the future) for the part of the calendar year that ends on the date of his or her termination. We would also be obligated to continue and/or pay for the former executive’s life, health, dental and disability coverage for the period during which severance benefits are being provided, or to make a cash payment to the former executive in an amount equal to our cost of providing these benefits.

          Upon termination of the executive’s employment, the executive will become subject to a non-competition restriction for the lesser of two years or the remaining term of the agreement, unless the executive’s employment terminates upon or within one year after a change of control, excluding termination of employment for cause. Each employment agreement also provides that for two years after the executive’s termination for any reason, the executive agrees not to solicit our customers or to solicit our employees to accept other employment. Any compensation that the executive earns subsequent to the first year after termination through the end of the period for which severance benefits are to be provided will offset dollar for dollar the severance benefit obligations of NewAlliance Bancshares. In addition, to the extent the executive obtains employment which provides substantially similar health and welfare benefits, the health and welfare benefits obligations of NewAlliance Bancshares to the executive will be reduced.

          Under the employment agreements, if voluntary or involuntary termination follows a change of control of NewAlliance Bancshares, the executive or, if the executive dies, his/her beneficiary, would be entitled to receive a severance benefit calculated in substantially the same manner as described above except that the benefit will be paid in a lump sum, will amount to three times the sum of the base salary and highest level of cash incentive compensation earned in any one of the three calendar years immediately preceding the year on which the date of termination occurs and will include the value of the contributions that would have been made on the executive’s behalf to any employee benefit plans of NewAlliance Bancshares for a three-year period after termination. The executive would also be entitled to receive the pro-rata portion of any cash incentive award as described above. In addition, Ms. Patterson, Mr. Blanksteen and Ms. Brathwaite would receive the value of their stock benefits as described above and would also receive additional age and service credit under the terms of the SERP in which they are participants as previously described. NewAlliance Bancshares would be obligated to continue and/or pay for the executive’s life, health, dental and disability coverage for three years. Ms. Patterson, Mr. Blanksteen and Ms. Brathwaite would also be entitled to receive an additional tax indemnification payment if payments under the employment agreements or any other payments triggered liability under Section 280G of the Internal Revenue Code as an excise tax constituting “excess parachute payments.” Under applicable law, the excise tax is triggered by change in control-related payments that equal or exceed three times the executive’s average annual compensation over the five calendar years preceding the change in control. The excise tax equals 20% of the amount of the payment in excess of one times the executive’s average compensation over the preceding five calendar year periods. With respect to the agreements with Mr. Chaffee and Mr. Purcell, in the event payments and benefits under the employment agreements, together with other payments and benefits the executives may receive, would constitute an excess parachute payment under Section 280G of the Internal Revenue Code, these payments would be reduced to an amount necessary to avoid such payments constituting parachute payments unless the amount they would receive without regard to the Section 280G limit, after taking into account the imposition of excise and income taxes, would be greater than the after-tax amount of the amount of benefits permitted by Section 280G. If the executive is terminated in connection with a change of control, neither the non-competition provision nor the mitigation provision described above will apply.

Transactions with Directors and Executive Officers

          Federal law and regulation generally require that all loans or extensions of credit to a director or an executive officer must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. However, regulations also permit a director or an executive officer to receive the same terms through benefit or compensation plans that are widely available to other employees, as long as the director or executive officer is not given preferential treatment compared to the other participating employees.

          Directors, executive officers and employees of NewAlliance and its subsidiaries are permitted to borrow from NewAlliance Bank in accordance with the requirements of federal and state law. All loans made by NewAlliance Bank to directors and executive officers or their related interests have been made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. NewAlliance believes that at the time of origination these loans neither involved more than the normal risk of collectibility nor presented any other unfavorable features.

Compensation Committee Interlocks and Insider Participation

          The members of the Compensation Committee during 2005 were Richard J. Grossi (Chairman), John F. Croweak, Eric A. Marziali and Nathaniel D. Woodson. No Compensation Committee member was, during 2005 or at any time prior thereto, an officer or employee of NewAlliance or its subsidiaries. Additionally, there were no Compensation Committee “interlocks” during 2005, which generally means that no executive officer of NewAlliance served as a director or member of the compensation committee of another entity, one of whose executive officers served as a director or member of the Compensation Committee.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

          Our Compensation Committee determines salaries, incentives and other compensation for our executive officers. The Compensation Committee of the Board of Directors consists of four non-employee directors. The members of the Compensation Committee currently are Richard J. Grossi (Chairman), John F. Croweak, Eric A. Marziali and Nathaniel D. Woodson. All of the Committee members are “independent” as defined by NYSE rules. All current members have served on the Committee since the Company became a public company on April 1, 2004.

Mandates and Responsibilities

          The Committee’s mandates are to:

•	Assist the Board of Directors in its oversight of our affairs in the area of compensation plans, policies and programs, especially those regarding executive compensation and benefits;
•	Develop and maintain compensation programs that are designed to:

	o	Reward high performance, and promote accountability and adherence to our values and Code of Conduct;
	o	Align employees’ interests with those of our shareholders; and
	o	Attract, develop and retain talented leadership to serve our long-term best interests;

•	Monitor the performance of management committees administering our qualified and non-qualified benefit plans; and
•	Produce the annual report on executive compensation included in this proxy statement.

          One of the specific responsibilities of the Committee is to determine the compensation of our executive officers and to approve their employment agreements. The components of compensation include salary, annual and long-term incentive programs, and contributions under our defined benefit pension plan and 401(k) plans. The bases for determining contributions to our retirement plans and 401(k) plans are the same for all participants in those plans, including our executive officers. The Committee administers our 2005 Long-Term Compensation Plan, a stock-based long-term incentive plan. The Committee’s policy is to provide long-term incentive compensation through stock options and restricted stock pursuant to that plan. Our long-term cash incentive plan, the Performance Unit Plan, was terminated with respect to new awards effective December 31, 2003, and no payments will be made under that plan now that awards for the three year cycle ending in 2005 have been paid.

          Set forth below is a report addressing NewAlliance’s compensation policies for 2005 as they affected NewAlliance’s executive officers.

Compensation Policies for Executive Officers

          Consistent with the Committee’s mandates, our executive compensation policies are designed to:

•	Reward high performance;
•	Promote accountability and adherence to our values and code of conduct;
•	Align employee interests with the shareholders; and
•	Attract and retain talented leadership.

          For purposes of this report, executive officers include the Chief Executive Officer and the senior officers who report directly to her, consisting of seven Executive Vice Presidents and two Senior Vice Presidents. The Committee determines and approves the balance between or mix of base salaries, bonuses, incentives and other compensation components for these executive officers. The Committee determines and approves corporate goals and objectives for incentives consistent with business and/or strategic plans approved by the Board of Directors. The Committee evaluates the performance of the CEO against these goals and objectives and makes determinations on base salary, bonuses, incentives and other compensation components based on this evaluation. The Committee conducts a similar process for the other executive officers, additionally taking into account the CEO’s evaluation of the performance of these executive officers and her recommendations. The Compensation Committee employs outside advisors and refers to published and custom survey data in establishing compensation.

Relationship of Performance to Executive Compensation

          Compensation paid to NewAlliance’s executive officers in 2005 consisted of the following components: base salary, short-term cash bonuses, long-term cash bonuses, long-term equity awards and participation in our employee benefit plans. Although each of these components has a separate purpose and may have a different relative value to the total, a significant portion of the total compensation package going forward is equity-based and dependent on future stock price appreciation. As noted above, our long-term cash incentive plan’s last payout was for the three year cycle ended in 2005.

          Generally, base salaries for executive officers are targeted to approximate the median of salaries paid for comparable positions at other peer financial institutions. Short-term and long-

term incentive compensation plans are designed to provide significant compensation opportunities when we meet or exceed our strategic and financial goals. The compensation of our executive officers is tied to our corporate objectives and their compensation may be higher or lower than the average or median total compensation for similar positions at comparable financial institutions depending on whether we meet, exceed or fail to achieve our objectives. Consistent with typical practices at institutions recently converted from mutual to stock ownership, our executive officers have been granted stock options and shares of restricted stock, vesting over time, that constitute a substantial portion of their potential compensation. The magnitude of our conversion, and the leverage from increased capital we have been able to deploy and potentially will be able to deploy, have influenced the size of our stock awards relative to many other converted institutions.

Base Salary

          In 2005, each executive officer received an annual base salary determined under the terms of each executive officer’s respective employment agreement. These annual base salaries were initially established to approximate the 50th percentile of base salaries, by position, from a peer group of financial institutions comparable in size and/or other shared characteristics. The actual annual base salary for each officer was determined based on the individual’s unique background, experiences, personal skills and abilities as well as any business challenges that required the use of such attributes. Annual base salaries are reviewed in the first quarter of each year, and annual base salaries were increased in 2005 principally due to our performance in 2004, including the very successful completion of and integration of two acquisitions that resulted in greater responsibilities for our executives.

Executive Short-Term Incentive Plan

          We maintain an Executive Short-Term Incentive Plan. The Committee defines financial and non-financial measures for assessing performance and determining awards on an annual basis, consistent with our business plan. Annual targets are set at levels which, when added to base salary, approximate the 50th percentile for “meets expectation” performance. Performance that exceeds expectation is compensated at increasingly higher levels based on meeting higher goals. The same surveys and peer company data that are used to establish annual base salaries are used to determine appropriate award levels. In 2005, awards under this plan for the CEO and the other executive officers were established with a maximum range of up to 200% of base salary for the CEO and lower percentages for the other executive officers. The performance measures used in 2005 were based on increased earnings per share and growth in deposits and loans, with modifiers based on credit quality and compliance with internal control attestation requirements. The CEO’s performance was measured solely based on corporate performance while the performance of the executive vice presidents was measured based on a combination of corporate and team performance.

2005 Long-Term Compensation Plan

          We provide stock-based, long-term incentive compensation to our executives in the form of options to purchase common stock and restricted stock awards. Our equity ownership program is designed to (i) highlight and reinforce the mutual long-term interests between employees and the shareholders and (ii) attract and retain executive officers and key employees. The motivation and retention of our executive officers is essential to our continued growth.

          The equity awards that we have granted have four to seven year vesting periods and, in the case of stock options, exercise prices equal to the fair market value per share of common stock on the date of the grant. The retention value of equity awards is maximized through a stock retention policy, applicable to our CEO, executive vice presidents and directors. Our outstanding stock options vest with respect to 40% of the original grant on the last business day of the year of grant and with respect to 20% of the original grant on the last business day of each of the next three years. If employees leave NewAlliance before their options become exercisable, the unexercisable portions are forfeited. Similarly, restrictions on our outstanding restricted stock awards lapse with respect to 15% of the original award on January 1 of each of the first six years after the year of grant and with respect to the remaining 10% of the original award on January 1 of the seventh year after the year of grant. While we believe that these longer vesting periods are in the shareholders’ best interest, longer vesting periods generally result in increased numbers of outstanding options and shares of restricted stock compared to companies with shorter vesting schedules.

          In general, the stock options and shares of restricted stock granted to each executive officer reflect the significance of that executive officer’s current and anticipated contributions to NewAlliance, and are consistent with the equity award practices at peer converted financial institutions. NewAlliance is substantially larger than most, if not all, of these peer converted institutions. The value that may be realized upon exercise of options depends upon the exercise price of the option and the price of our common stock at the time of exercise while the value of restricted stock awards depends primarily on the price of our common stock.

Performance Unit Plan

          Our predecessor, New Haven Savings Bank, adopted a long-term management incentive plan, the Performance Unit Plan, in June 1999. The Performance Unit Plan was designed to reward executive officers and selected key managers for achieving three-year performance goals identified each year in New Haven Savings Bank’s strategic plan. The Performance Unit Plan provided for cash payments, equal to a certain percentage of a participant’s base salary, with the amount of the payment tied to the achievement of two performance goals during three-year cycles. Under the plan, a new, three-year cycle began each year. Payments, if any, were set at 50% of the target award for attaining the minimum or threshold level of performance, at 100% of the target award for attaining the target level of performance, and 200% of the target for attaining the superior level of performance. The Performance Unit Plan was terminated as of December 31, 2003 with respect to future awards. However, as provided under the plan, we made payments at target level in 2003, 2004 and 2005 for the three-year cycles ended 2003, 2004 and 2005, respectively, to participants who remained employed with NewAlliance Bank.

Other

          In addition to the compensation paid to executive officers as described above, executive offers received, along with and on the same terms as other employees, certain benefits pursuant to the 401(k), the Employee Stock Ownership Plan and the Pension Plan. In addition, executive officers received certain benefits under NewAlliance Bank’s nonqualified supplemental retirement plan that are otherwise limited by Internal Revenue Code caps on qualified plans.

Ms. Patterson’s Compensation

          The Compensation Committee, in determining the compensation for Ms. Patterson, considered NewAlliance’s size and complexity, financial condition and results and progress in balancing and meeting day to day business and growth objectives. The Committee also considered the challenges of managing and integrating operations of an acquisitive organization. Ms. Patterson’s base salary increased in 2005 due in large part to the increased size and complexity of the institution and the concomitant increased expectations of the CEO. Ms. Patterson’s annual bonus, determined under the Executive Short-Term Incentive Plan, was $600,464 for 2005, which amounted to 94.95% of target bonus. In accordance with plan provisions, the bonus was paid in cash. In addition, Ms. Patterson received a cash payment of $128,750 under the Performance Unit Plan for the 2003-2005 performance cycle. Ms. Patterson’s payment in 2005 amounted to 100% of the target bonus under the Performance Unit Plan. Ms. Patterson was granted incentive stock options to purchase an aggregate of 1,890,300 shares of our common stock at an exercise price of $14.39 per share. These options vested with respect to 40% of the original grant on the December 30, 2005 and the remainder of the options will vest with respect to 20% of the original grant on the last business day of each of the years 2006, 2007 and 2008. Ms. Patterson also received a restricted stock award consisting of 749,000 shares of common stock. The restrictions on this award lapsed with respect to 15% of the shares on January 1, 2006; the restrictions on the remainder of this award will lapse with respect to 15% of the shares on January 1 of each of the years 2007-2011 and with respect to the remaining 10% of the shares on January 1, 2012.

          For 2005, the Compensation Committee intended that total compensation for Ms. Patterson (i) approximate the median cash compensation for CEO’s of comparable financial institutions based on available survey information, and (ii) reflect the results we achieved against measurements described above for the Executive Short-Term Incentive Plan and the Performance Unit Plan. The Committee also noted that NewAlliance has grown significantly and has made significant progress in pursuit of its strategic objectives.

Internal Revenue Code Section 162(m)

          In 1993, the Internal Revenue Code was amended to disallow publicly traded companies from receiving a tax deduction on compensation paid to executive officers in excess of $1 million (section 162(m) of the Code), unless, among other things, the compensation meets the requirements for performance-based compensation. In structuring NewAlliance’s compensation programs and in determining executive compensation, the Committee takes into consideration the deductibility limit for compensation. The Committee reserves the right, however, in the exercise of its business judgment, to establish appropriate compensation levels for executive officers that may exceed the limits on tax deductibility established under Section 162(m) of the Code.

February 8, 2006

The Compensation Committee:

Richard Grossi, Chairman
John F. Croweak
Eric A. Marziali
Nathaniel D. Woodson

Stock Performance Graph

          The following graph compares the cumulative total return on the common stock for the period beginning April 1, 2004, the date on which NewAlliance common stock commenced trading, as reported by NASDAQ or NYSE through December 31, 2005, with (i) the cumulative total return on the S&P 500 Index and (ii) the cumulative total return on the Keefe, Bruyette & Woods, Inc. 50 Index for that period.

          This graph assumes the investment of $100 on April 1, 2004 in our common stock (at the initial public offering price of $10.00 per share), the S&P 500 Index and the Keefe, Bruyette & Woods, Inc. 50 Index and assumes that dividends are reinvested.

          The Board of Directors recommends that shareholders vote FOR the election of all of its director nominees.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
(Proposal 2)

          The Audit, Compliance and CRA Committee has appointed PricewaterhouseCoopers, LLP to continue as our independent auditors for the year ending December 31, 2006, subject to ratification by our shareholders. PricewaterhouseCoopers, LLP was originally appointed as the auditors of New Haven Savings Bank in 2002 and continues to serve as our auditors. If this proposal is not approved, the Audit, Compliance and CRA Committee will reconsider the selection of PricewaterhouseCoopers, LLP.

          PricewaterhouseCoopers has advised us that they are independent accountants with respect to NewAlliance, within the meaning of standards established by the Independence Standards Board and federal securities laws administered by the SEC.

          Assuming the presence of a quorum at the Annual Meeting, the affirmative vote of the majority of the votes cast is required to ratify the appointment of PricewaterhouseCoopers, LLP. Unless otherwise indicated, properly executed proxies will be voted in favor of this proposal.

          PricewaterhouseCoopers, LLP examined our financial statements for the year ended December 31, 2005. Representatives of PricewaterhouseCoopers, LLP are expected to be present at the meeting, will have an opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions from shareholders.

The Board of Directors recommends that shareholders vote FOR ratification of the appointment of PricewaterhouseCoopers, LLP.

DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS
FOR INCLUSION IN PROXY STATEMENT

          Under the rules of the SEC, if any shareholder wants us to include a proposal in our Proxy Statement and form of proxy for our 2007 Annual Meeting of Shareholders, the proposal must be received by our Secretary at our principal executive offices located at 195 Church Street, New Haven, Connecticut 06510 by November 8, 2006. Nothing in this paragraph shall require us to include in our Proxy Statement and form of proxy for the meeting any proposal that does not meet the requirements of the rules and regulations of the SEC in effect at the time.

          Notice of any other proposal for consideration by shareholders at our 2007 Annual Meeting of Shareholders must be received by our Secretary not less than 90 days prior to the date of the annual meeting. However, if less than 100 days’ notice or prior public disclosure of the date of the annual meeting is given or made to shareholders, notice of a proposal must be received by our Secretary not later than the close of business on the 10th day following the day on which notice of the annual meeting date was mailed or public disclosure was made.

          Under our Bylaws, notice of a proposal must include:

•	A description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting;
•	The name and address, as they appear on our books, of the shareholder proposing such business;
•	The class and number of shares of our capital stock that are beneficially owned by such shareholder;
•	The identification of any person retained or to be compensated by the shareholder submitting the proposal, or any person acting on his or her behalf, to make solicitations or recommendations to shareholders for the purpose of assisting in the passage of such proposal and a brief description of the terms of such employment, retainer or arrangement for compensation; and
•	Any material interest of such shareholder in such business.

          As of the date of this Proxy Statement, the Board of Directors does not know of any other matters to be presented for action by the shareholders at the 2006 Annual Meeting. If, however, any other matters not now known properly come before the meeting, the persons named in the accompanying proxy will vote the proxy in accordance with the determination of a majority of the Board of Directors.

ANNUAL REPORTS

          Copies of NewAlliance’s 2005 Annual Report to Shareholders and Annual Report on Form 10-K accompany this proxy statement, which are not a part of the proxy solicitation materials. Upon written request, we will provide any recipient of this proxy statement, free of charge, one copy of our complete Annual Report on Form 10-K for our 2005 fiscal year, including all exhibits. Requests should be directed to Judith E. Falango, Vice President, Corporate Communications, at (203) 789-2814 or (800) 892-2096, NewAlliance Bank, 195 Church Street, New Haven, Connecticut 06510. Ms. Falango can be reached by email at: jfalango@newalliancebank.com.

By Order of the Board of Directors,

Peyton R. Patterson
Chairman, President and Chief Executive Officer

New Haven, Connecticut
March 10, 2006

Exhibit A

AUDIT, COMPLIANCE & CRA COMMITTEE CHARTER

          For the purposes of this Charter, the term “Bank” shall include NewAlliance Bank and NewAlliance Bancshares, Inc., its parent holding company, as appropriate. The Audit, Compliance & CRA Committee of the Board of Directors of the Bank shall operate within the terms of reference set out in this Charter.

Audit, Compliance and CRA Committee Mandate

          The Audit, Compliance & CRA Committee (the “Committee”) assists the Board in its oversight of internal accounting and operational controls, regulatory compliance and Community Reinvestment Act activities of the Bank and its subsidiaries. The Committee’s mandate includes the following:

i.	To assist the Board of Directors with its oversight of the integrity of the Bank’s financial statements, financial reporting, processes and systems of internal controls regarding finance, accounting and legal and regulatory compliance;
ii.	To establish qualifications for, select and appoint the Bank’s independent auditors and internal auditors, pre-approve all audit and non-audit services to be provided, and establish the fees and other compensation to be paid to the independent and internal auditors;
iii.	To oversee and monitor the independence and performance of the Bank’s independent auditors and internal auditing function;
iv.	To provide oversight of the Bank’s risk management activities by reviewing the accounting, financial reporting and internal controls practices, as well as the Compliance Policy, Compliance Program, CRA Program and Fair Lending Program of the Bank;
v.	To establish procedures for the receipt, retention, and treatment of complaints received by the Bank regarding accounting, internal accounting controls, or auditing matters; including confidential, anonymous submissions by the Bank’s employees of concerns regarding accounting, internal controls or auditing matters;
vi.	To ensure appropriate Bank management action is taken to address existing or potential control issues brought to the attention of the Committee by the Bank’s personnel, internal or external auditors, or regulators; and
vii.	To prepare the Audit Committee report required by the SEC to be included in the annual proxy statement.

Audit, Compliance and CRA Committee Organization

          Committee Members

          The Audit, Compliance & CRA Committee shall consist of at least three non-employee members of the Bank’s Board of Directors, all of whom shall satisfy the independence and other requirements of the NYSE, the SEC and any other applicable laws and regulations. The appointment and removal of Committee members and the Committee chair shall be recommended by the Governance Committee to the full Board for approval, and reviewed at least annually. Each member shall be free of any relationships that, in the opinion of the Board, would interfere with his or her individual exercise of independent judgment. Applicable laws and regulations shall be followed in evaluating a member’s independence. No member of the Committee shall be a “large customer” of the Bank or represent a “large customer.”

          All Committee members shall be generally knowledgeable in financial and auditing matters. At least two members of the Committee shall have banking or related management expertise and at least one member shall qualify and be designated as an “audit committee financial expert” (as defined by the Sarbanes-Oxley Act, the rules of the NYSE and other applicable laws or regulations). Each member of the Committee shall diligently attempt to increase his/her knowledge of the Bank’s operations, and laws and regulations governing the Bank and its operations.

          Committee Meetings

          The Audit Committee shall meet at the call of the Chair and such meetings may be in person or by conference call. The Committee shall meet at least quarterly. At least a majority of the members of the Audit Committee must be in attendance for a quorum. The Audit Committee may also act by unanimous written consent.

          The Committee shall maintain a free and open communication with the external auditors, the internal auditors and management. The Committee shall meet at least quarterly with the Chief Financial Officer, the Bank’s General Auditor and the independent auditors in separate executive sessions. The Committee may also meet in executive session with various Bank officers in order to assist in the identification of significant risks and regulatory compliance issues. The Committee shall report to the Board after each Committee meeting.

Audit, Compliance and CRA Committee Responsibilities

Financial Reporting

          Annual Financial Statements

          The Committee shall review and discuss with Management and the independent auditors the Bank’s annual financial statements prior to filing or release of earnings, including any certification, report, including the Bank’s disclosures made under Management’s Discussion and Analysis of Financial Condition and Results of Operations, opinion or review rendered by Management or the independent auditors in connection therewith. This review shall include a discussion of the nature and extent of any significant changes in the selection or application of accounting principles or initiatives, off-balance sheet structures (if any) and any disagreements between the independent auditors and management. In conducting its review, the Committee shall discuss with the independent auditors their views and judgments on the integrity of such statements or reports, including a discussion of the matters required to be communicated to the Committee in accordance with SAS 61. The Committee shall make recommendations to the Board with respect to approving the financial statements for inclusion in the Bank’s Annual Report.

          Quarterly Financial Statements

          The Committee shall review with management and the independent auditors the Bank’s quarterly financial statements prior to filing or release of earnings, including any certification, report, opinion or review rendered by management or the independent auditors in connection therewith.

          Financial Statements of Subsidiaries and Special Audits

          The Committee shall review and discuss any separate audited financial statements completed for the Bank’s subsidiaries or other special audits.

Financial Reporting Policies and Changes in Accounting Policies or Regulatory Requirements

          The Committee relies on the expertise and knowledge of management, the internal auditors and the independent auditors in carrying out its oversight responsibilities. It is not the duty of the Committee to plan or conduct audits or to determine that the Bank’s financial statements and disclosures are complete and accurate, or prepared in accordance with generally accepted accounting principles and applicable rules and regulations. These functions are the responsibility of financial and senior management and the independent auditors.

          The Committee shall review and discuss with the independent auditors, internal auditors and management any new or significant changes in accounting policies or regulatory requirements and the implications of these on the Bank’s financial reporting.

Independent Auditors

          The Committee shall select, appoint and oversee the work of the Bank’s independent auditors in connection with the preparation and issuance of any audit or non audit report or related work.

          The independent auditors shall report directly to the Committee, who shall set the terms of their compensation and monitor their performance. On an annual basis, the Committee shall receive from the independent auditors a formal written statement delineating all relationships between the independent auditors and the Bank, consistent with Independence Standards Board Standard 1. The Committee shall review the report and discuss with the independent auditors any relationships or services that may impact their objectivity and independence.

          All audit and non-audit services (to the extent permitted under applicable law) to be provided to the Bank shall be pre-approved by the Committee. The Committee shall also approve the appointment of independent auditors performing separate audits on Bank subsidiaries or conducting other special audits, such as those required by government agencies or regulations, and the associated fees to be paid to the independent auditors for these services.

          The Committee shall review and approve the independent auditors’ annual engagement letter. The Committee shall review with the independent auditors their planned scope of the audit plan and formally approve the audit plan. The Committee shall review the recommendations and Management’s response to reports issued by the independent auditors, including the Bank’s Management Letter. The independent auditors are required to communicate directly to the Committee on critical accounting principles and financial disclosure and reporting issues. The Committee shall meet separately with the independent auditors on a periodic basis.

          At least annually, the Committee shall review the experience and qualifications of senior members of the independent auditing team and shall obtain and review a report by the independent auditors describing: the independent auditors’ internal quality-control procedures, any material issues raised by the most recent internal quality control review, or peer review of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years, respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues. The Committee shall evaluate the performance of the independent auditors on an annual basis and report to the Board regarding the selection, continued appointment, replacement or termination of the independent auditors.

          The Committee shall annually review and approve the Audit Committee’s Independent Auditors’ Retention Guidelines, which shall, among other things, outline clear hiring policies for employees or former employees of the independent auditors in compliance with the rules of the NYSE and any other applicable laws and regulations.

Internal Audit

          The Audit Committee shall review and approve the annual audit plan developed by the internal auditors and shall periodically review the activities, organizational structure and qualifications of the internal audit department, including the procedure for assuring the implementations of accepted recommendations made by the independent auditors, regulators and internal auditors. The Committee shall review the performance and compensation of the Bank’s General Auditor annually and make recommendations to the Board with respect to the reappointment or replacement of the General Auditor. The Committee shall also review significant reports prepared by the Internal Audit Department, together with Management’s response thereto. At least once a year, the Audit Committee should discuss the Bank’s internal audit function with the independent auditors, as well as any recommended changes. The Committee should review and approve the Bank’s Internal Audit Responsibility Statement on an annual basis.

Internal Controls and Risk Management

          The Audit Committee shall review any significant matters regarding accounting, financial, operating, and MIS controls with the Chief Risk Officer, key members of Management, as well as with the independent auditors and internal auditors. In such discussions, the Committee shall inquire as to the degree of reliance that can be placed on detecting fraud or weaknesses in internal controls.

          The Committee shall review and discuss periodically, as necessary, with the independent auditors and the Internal Audit Department the adequacy of the Corporation’s internal accounting controls, the Corporation’s financial, auditing and accounting organizations and personnel, and the Corporation’s policies and compliance procedures with respect to business practices.

          At least once a year, the Audit Committee shall meet with the Chief Risk Officer to review the Bank’s enterprise risk management process. The Committee shall also review and discuss the Bankwide Risk Assessment Report and the Bank’s Risk Management Policy and shall regularly review the minutes of the Bank’s Risk Management Steering Committee. In addition, the Committee shall periodically review with Management and the Bank’s general counsel the status of legal matters that may have a material impact on the Bank’s financial statements, compliance policies or inquiries from regulators as well as any complaints by employees (either past or present) made to the Connecticut Commission on Human Rights and Opportunities.

          The Committee shall also establish procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls or auditing matters, including any confidential, anonymous submissions by the Bank’s employees of concerns regarding accounting, internal controls or auditing matters, to ensure that Management takes appropriate action to address any such issues brought to the attention of the Committee by the Bank’s personnel, internal or external auditors, or regulators. The Committee has authority to investigate matters brought to its attention through the Bank’s Whistleblower Policy and shall also undertake any special reviews or procedures requested by the Board.

Compliance and CRA

          The Committee shall review the Bank’s Compliance Policy and Compliance Program and propose approval and any updates or modifications thereto to the full Board. The Committee shall review the Bank’s results in lending for CRA purposes, as well as the compliance reporting made by the independent auditors, the compliance monitoring results, compliance training, CRA planning and regulatory examination results and responses and shall determine if any changes are needed to the Bank’s CRA Assessment area.

Fair Lending

          The Committee shall oversee the Bank’s compliance with all fair lending laws and confirm that any complaints made to regulators regarding discrimination are acted upon. The Committee shall regularly review the Bank’s Fair Lending Policy and propose approval and any updates or modifications to the policy to the full Board.

Proxy Disclosure

          The Committee is responsible to review and approve the Audit Committee report required by the rules of the SEC to be included in the Bank’s annual proxy statement, with the assistance of counsel.

Other Matters

          Retention of Other Independent Advisors

          The Committee shall retain any special independent legal, accounting or other consultants that it deems necessary to provide advice to the Committee for any matters related to the discharge of the Audit Committee’s duties and responsibilities. The Committee shall determine whether such advisors have any relationships with the Bank that might compromise their ability to provide independent judgment in advising the Committee. The Bank shall be obligated to make funding available for such advisors as determined by the Committee to be appropriate.

          Charter Modifications/Updating

          The Committee shall review this Charter at least annually and may recommend to the Governance Committee any proposed changes to this Charter for approval by the Board or Directors.

          Committee Self-Assessment

          The Committee shall perform an annual self-assessment of its performance to be included in an overall assessment report developed by the Governance Committee.

ANNUAL MEETING OF SHAREHOLDERS OF

NEWALLIANCE BANCSHARES, INC.

April 11, 2006

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

  Please detach along perforated line and mail in the envelope provided.

 ■

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” ANY OTHER MATTERS.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
					FOR	AGAINST	ABSTAIN
1. To elect five directors to serve until the 2009 Annual Meeting of Shareholders (Proposal 1).				2. To ratify the appointment of the firm of PricewaterhouseCoopers, LLP as independent auditors (Proposal 2).	☐	☐	☐
NOMINEES:
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	Robert J. Lyons, Jr. Eric A. Marziali Julia M. McNamara Peyton R. Patterson Gerald B. Rosenberg

3.  The proxies are authorized to vote upon any other business that properly comes before the Annual Meeting or any adjournment of the meeting, in accordance with the determination of a majority of the Board of Directors.

					☐	☐	☐

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:
Note:  Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
■	■

☐	■

REVOCABLE PROXY
NEWALLIANCE BANCSHARES, INC.
ANNUAL MEETING OF SHAREHOLDERS
APRIL 11, 2006
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned shareholder of NewAlliance Bancshares, Inc. ("NewAlliance") hereby appoints Roxanne J. Coady, John F. Croweak and Richard J. Grossi, and each of them acting singly, with full power of substitution in each, as proxies to cast all votes which the undersigned shareholder is entitled to cast at the Annual Meeting of Shareholders to be held at 10:00 a.m., local time, on Tuesday, April 11, 2006, at the Crowne Plaza Hotel (formerly the Radisson Hotel & Conference Center), Cromwell, Connecticut 06416, and at any adjournment of the meeting, upon the following matters. The undersigned shareholder hereby revokes any proxy or proxies heretofore given.

      This proxy, when properly executed, will be voted as directed by the undersigned shareholder. If no direction is given, this proxy will be voted FOR the election of the nominees listed in proposal 1; FOR the ratification of NewAlliance’s appointment of independent auditors in proposal 2; and in accordance with the determination of a majority of the Board of Directors as to any other matters. The undersigned shareholder may revoke this proxy at any time before it is voted, as follows: (i) deliver either a written notice of revocation of the proxy or a duly executed proxy bearing a later date to Brian S. Arsenault, Executive Vice President, Investor Relations of NewAlliance; (ii) re-vote by telephone or on the internet; or (iii) attend the Annual Meeting and vote in person. The undersigned shareholder hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement.

      If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.

(Continued and to be dated and signed on the reverse side.)
■	14475 ■

ANNUAL MEETING OF SHAREHOLDERS OF

NEWALLIANCE BANCSHARES, INC.

April 11, 2006

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.
-OR-
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
-OR-
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER
ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the meeting date.

  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

 ■

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR“ THE ELECTION OF DIRECTORS AND “FOR” ANY OTHER MATTERS.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
					FOR	AGAINST	ABSTAIN
1. To elect five directors to serve until the 2009 Annual Meeting of Shareholders (Proposal 1).				2. To ratify the appointment of the firm of PricewaterhouseCoopers, LLP as independent auditors (Proposal 2).	☐	☐	☐
NOMINEES:
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	Robert J. Lyons, Jr. Eric A. Marziali Julia M. McNamara Peyton R. Patterson Gerald B. Rosenberg

3. The proxies are authorized to vote upon any other business that properly comes before the Annual Meeting or any adjournment of the meeting, in accordance with the determination of a majority of the Board of Directors.

					☐	☐	☐

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

				If you plan to attend the Annual Meeting, please check the box at right.		☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:
Note:  Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
■	■

ANNUAL MEETING OF SHAREHOLDERS OF

NEWALLIANCE BANCSHARES, INC.

April 11, 2006
401(k)
VOTE AUTHORIZATION FORM

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.
- OR -
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
- OR -
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER
ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off date.

  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

 ■

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR“ THE ELECTION OF DIRECTORS AND “FOR” ANY OTHER MATTERS.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
					FOR	AGAINST	ABSTAIN
1. To elect five directors to serve until the 2009 Annual Meeting of Shareholders (Proposal 1).				2. To ratify the appointment of the firm of PricewaterhouseCoopers, LLP as independent auditors (Proposal 2).	☐	☐	☐
NOMINEES:
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	Robert J. Lyons, Jr. Eric A. Marziali Julia M. McNamara Peyton R. Patterson Gerald B. Rosenberg

3. The proxies are authorized to vote upon any other business that properly comes before the Annual Meeting or any adjournment of the meeting, in accordance with the determination of a majority of the Board of Directors.

					☐	☐	☐

The 401(k) Plan Trustee is hereby authorized to vote any shares of the Company common stock credited to me in its trust capacity as indicated above. If no direction is given to the 401(k) Plan Trustee, the 401(k) Plan Trustee will vote my shares held in the 401(k) Plan in the same proportion as votes received from other participants in the 401(k) Plan.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:
Note:  Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
■	■

Dear 401(k) Plan Participant:

          On behalf of the Board of Directors, I am forwarding to you this authorization form for the purpose of conveying your voting instructions to Wachovia Bank, N.A., (the "Plan Trustee") on the proposals to be presented at the Annual Meeting of Shareholders of NewAlliance Bancshares, Inc. (the "Company") on April 11, 2006. Also enclosed is a Notice and Proxy Statement for the Company’s Annual Meeting of Shareholders and the Company’s Annual Report on Form 10-K.

          As an investor in the Company Stock Fund under the 401(k) Plan, you are entitled to vote all shares of Company common stock credited to your account in the 401(k) Plan as of March 3, 2006. Please complete and sign this voting instruction card and return it in the enclosed postage-paid envelope.

          The Plan Trustee will vote the Company common stock credited to your account as directed by you if your instructions are received by April 4, 2006. Your vote will not be revealed, directly or indirectly, to any officer, employee or director of the Company or NewAlliance Bank.

Sincerely,
Peyton R. Patterson
Chairman, President and Chief Executive Officer

0	■

NEWALLIANCE BANCSHARES, INC.
401(k)

Annual Meeting of Shareholders

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      I understand that Wachovia Bank, N.A. (the "401(k) Plan Trustee") is the holder of records and custodian of all shares of NewAlliance Bancshares, Inc. (the "Company") common stock credited to my account under the 401(k) Plan. I understand that my voting instructions are solicited on behalf of the Company’s Board of Directors for the Annual Meeting of Shareholders to be held on April 11, 2006.
      Accordingly, the 401(k) Plan Trustee is to vote my shares of Common Stock as follows:

(Continued and to be dated and signed on the reverse side.)
■	14475 ■

ANNUAL MEETING OF SHAREHOLDERS OF

NEWALLIANCE BANCSHARES, INC.

April 11, 2006
ESOP
VOTE AUTHORIZATION FORM

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.
-OR-
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
-OR-
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER
ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off date.

  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

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THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” ANY OTHER MATTERS.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
					FOR	AGAINST	ABSTAIN
1. To elect five directors to serve until the 2009 Annual Meeting of Shareholders (Proposal 1).				2. To ratify the appointment of the firm of PricewaterhouseCoopers, LLP as independent auditors (Proposal 2).	☐	☐	☐
NOMINEES:
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	Robert J. Lyons, Jr. Eric A. Marziali Julia M. McNamara Peyton R. Patterson Gerald B. Rosenberg

3. The proxies are authorized to vote upon any other business that properly comes before the Annual Meeting or any adjournment of the meeting, in accordance with the determination of a majority of the Board of Directors.

					☐	☐	☐

The ESOP Trustee is hereby authorized to vote any shares of Company common stock allocated to me in its trust capacity as indicated above. If no direction is given to the ESOP Trustee, the ESOP Trustee will vote my shares held in the ESOP in the same proportion as votes received from other participants in the ESOP.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:
Note:  Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
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Dear ESOP Participants:

          On behalf of the Board of Directors of NewAlliance Bancshares, Inc. (the "Company"), I am forwarding you this vote authorization form provided to convey your voting instructions to First Bankers Trust Services (the "ESOP Trustee") on the proposals to be presented at the Annual Meeting of Shareholders of the Company to be held on April 11, 2006. Also enclosed is a Notice and Proxy Statement for the Annual Meeting of Shareholders and a copy of the Company’s Annual Report on Form 10-K.

          As a participant in the NewAlliance Employee Stock Ownership Plan (the "ESOP"), you are entitled to vote all shares of Company common stock allocated to your account as of March 3, 2006. Please complete and sign the attached vote authorization form and return it in the enclosed postage-paid envelope. All allocated shares of Company common stock will be voted as directed by participants, as long as participants’ instructions are received by the ESOP Trustee by April 4, 2006. Your vote will not be revealed, directly or indirectly, to any officer, employee or director of the Company or NewAlliance Bank.

          If you do not direct the ESOP Trustee as to how to vote the shares of Company common stock allocated to your ESOP account, the ESOP Trustee will vote your shares in a manner calculated to most accurately reflect the instructions it receives from other participants, subject to its fiduciary duties.

Sincerely,
Peyton R. Patterson
Chairman, President and Chief Executive Officer

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NEWALLIANCE BANCSHARES, INC.
ESOP

Annual Meeting of Shareholders

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      I understand that First Bankers Trust Services (the "ESOP Trustee") is the holder of records and custodian of all shares allocated to me of NewAlliance Bancshares, Inc. (the "Company") common stock under the NewAlliance Employee Stock Ownership Plan (the "ESOP"). I understand that my voting instructions are solicited on behalf of the Company’s Board of Directors for the Annual Meeting of Shareholders to be held on April 11, 2006.

      Accordingly, the ESOP Trustee is to vote my shares of Company common stock as follows:

(Continued and to be dated and signed on the reverse side.)

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